UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________
SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
__________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________

Filed by the Registrant	☒
Filed by the Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
NEWTEKONE, INC.
(Name of Registrant as Specified in its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6 (i)(1) and 0-11

NEWTEKONE, INC.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500
May 2, 2025
Dear Shareholder:

We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of NewtekOne, Inc. (the “Company”) to be held at 1111 Brickell Avenue, Suite 135, Miami, FL 33131, on June 13, 2025 at 9:00 a.m., local time.
The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is a Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and Officers of the Company and a representative of the Company’s independent accountants will be present to respond to any questions that our shareholders may have. Detailed information concerning our activities and operating performance is contained in our enclosed Annual Report.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Company’s Board of Directors, we urge you to please sign, date and return the enclosed Proxy Card in the enclosed postage-prepaid envelope or vote by telephone or internet as soon as possible even if you currently plan to attend the Annual Meeting in person. This will not prevent you from voting during the meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,
/s/ Barry Sloane
Barry Sloane
Chairman, Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 13, 2025.
Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 are available on the internet at http://proxyvote.com.
The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying Proxy Card:
•        The date, time and location of the Annual Meeting;
•        A list of the matters intended to be acted on and our recommendations regarding those matters;
•        Any control/identification numbers that you need to access your Proxy Card;
•        Information about attending the Annual Meeting; and
•        How to vote using any of the following methods: by mail, by telephone, by internet and in-person at the Annual Meeting.

NEWTEKONE, INC.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 13, 2025
To the Shareholders of NewtekOne, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of NewtekOne, Inc. (the “Company”) will be held at 1111 Brickell Avenue, Suite 135, Miami, FL 33131, on June 13, 2025 at 9:00 a.m., local time.
The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:
1.      To elect three directors of the Company to serve on the Board of Directors until the Company’s Annual Meeting of Shareholders in 2028 and until their successors are duly elected and qualified;
2.      To ratify the selection of RSM US LLP as the Company’s independent registered accounting firm (independent auditors) for the fiscal year ending December 31, 2025;
3.      To conduct an advisory vote on the compensation of our named executive officers; and
4.     To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Shareholders of record at the close of business on April 24, 2025 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournment thereof.
We ask that you complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. You may also cast your vote by telephone or internet as shown on the Proxy Card. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ BARRY SLOANE
BARRY SLOANE
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
Boca Raton, Florida
May 2, 2025
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON DURING THE ANNUAL MEETING IF YOU WISH TO CHANGE YOUR VOTE.

PROXY STATEMENT
NEWTEKONE, INC.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500
ANNUAL MEETING OF SHAREHOLDERS
June 13, 2025
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewtekOne, Inc. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 1111 Brickell Avenue, Suite 135, Miami, FL 33131, on June 13, 2025 at 9:00 a.m., local time.
The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed Proxy Card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, are first being mailed to shareholders on or about May 2, 2025.

We encourage you to vote your shares, either by voting by mail, telephone, the internet, in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares).

How Do You Exercise Your Rights to Vote on the Proposals?

You may vote using any of the following methods:

By Mail — Shareholders of record may submit proxies by completing, signing and dating each Proxy Card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf  “FOR” each of the Proposals listed in this Proxy Statement. Shareholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

By Telephone — Shareholders of record may submit proxies by following the telephone voting instructions on each Proxy Card. Most shareholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

By Internet — Shareholders of record with internet access may submit proxies by following the internet voting instructions on their Proxy Cards. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees.

Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

In Person at the Meeting — Shares held in your name as the shareholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shareholders who execute the enclosed Proxy Card retain the right to revoke such proxies at any time prior to voting. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person. The presence of a shareholder at the Annual Meeting alone will not revoke such shareholder’s proxy. Shareholders have no dissenters’ or appraisal rights in connection with the Proposals described herein.

What is the Vote Required for Each Proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes
Proposal I — Election of Directors	Affirmative vote of a plurality of all the votes cast at the Annual Meeting	No	Broker non-votes and a proxy marked “withhold authority” with respect to the director nominee are not counted as votes cast for purposes of the election of a director nominee and, therefore, will have no effect on the outcome of such election.
Proposal II — Ratification of Appointment of Independent Auditors	Affirmative vote of a majority of the votes cast at the Annual Meeting	Yes	Abstentions are not counted as votes cast and will have no effect on the outcome of the vote.
Proposal III — Advisory Vote on Compensation of Named Executive Officers	Affirmative vote of a majority of the votes cast at the Annual Meeting	No	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

VOTING AND REVOCATION OF PROXIES
Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented at the Annual Meeting if notice of such matter has not been delivered to the Company within a reasonable time before the date of this Proxy Statement. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name that have been designated by brokers on Proxy Cards as not voted (“broker non-votes”) will not be counted as votes cast, however brokers are allowed discretionary votes with respect to the proposal relating to the ratification of the Company’s independent registered accounting firm. Proxies marked as abstentions or as broker non-votes will be treated as shares present for purposes of determining whether a quorum is present.
VOTING SECURITIES
The securities which can be voted at the Annual Meeting consist of the Company’s common shares, $0.02 par value per share (“Common Shares” or “Common Stock”) and the Company’s Series A Convertible Preferred Stock, par value $0.02 per share (the “Preferred Stock”), holders of which are entitled to vote on an as-converted basis, together with the holders of our Common Stock, voting together as a single class, on each matter on which the holders of Common Stock are entitled to vote. Shareholders of record as of the close of business on the Record Date are entitled to one vote for each Common Share then held on all matters. As of the Record Date, approximately 27,289,871 Common Shares were issued and outstanding (which includes the shares of Preferred Stock which carry, in the aggregate and on an as-converted basis, the right to vote the equivalent of 950,811 shares of Common Stock). The presence, in person or by proxy, of at least a majority of the total number of Common Shares outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of Company’s Common Shares are required to file certain reports regarding such ownership with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of April 15, 2025, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, the executive officers and directors as a group and each person known to us to beneficially own 5% or more of the outstanding Common Shares. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 27,289,871 Common Shares outstanding as of the Record Date (including our Preferred Stock on an as-converted basis). Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. If applicable and available, ownership information for those persons who beneficially own 5% or more of our Common Shares is based upon filings by such persons with the SEC and other information obtained from such persons.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the tables below has sole voting and investment power.

Beneficial Ownership of Shares by Holders of More Than 5% of Outstanding Stock

Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2024, the only persons known by us to be beneficial owners of more than 5% of our common stock as of April 15, 2025 were as follows:

Name and Address of Beneficial Owner:	Number of Shares Beneficially Owned	Percent of Class
Barry Sloane, CEO(1) c/o NewtekOne, Inc. 4800 T-Rex Avenue, Suite 120 Boca Raton, FL 33431	1,364,130	5.0%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	1,351,102	5.0%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	1,793,129	6.6%

(1)    Mr. Sloane holds and has sole voting power as to 1,170,459 Common Shares, and shared voting power as to 193,671 Common Shares owned by The B Sloane Family Foundation, a 501(c)(3) private foundation; and sole dispositive power over 1,170,459 Common Shares, and has shared dispositive power as to 193,671 Common Shares owned by The B Sloane Family Foundation; includes 47,081 restricted Common Shares (the “Restricted Stock Awards”) granted to Mr. Sloane in August 2022, plus accrued dividends, vesting on August 15, 2025, 61,652 Restricted Stock Awards granted in December 2022, plus accrued dividends, vesting on January 15, 2026; and 11,532 Restricted Stock Awards granted to Mr. Sloane in October 2024, plus accrued dividends, vesting on October 15, 2025.
(2)    Based on a review of the Schedule 13G filed on February 13, 2024 by The Vanguard Group. The Schedule 13G discloses that The Vanguard Group had shared voting power as to 10,576 Common Shares, sole dispositive power as to 1,330,107 Common Shares and shared dispositive power as to 20,995 Common Shares.

(3)    Based on a review of the Schedule 13G filed on January 26, 2024 by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. had sole voting power as to 1,760,280 Common Shares and sole dispositive power as to 1,793,129 Common Shares.
Beneficial ownership of each current director, the nominees for director and the Company’s executive officers

The Company’s directors are divided into two groups — non-independent directors and independent directors. Independent directors are “Independent Directors” as defined by Nasdaq Stock Market corporate governance listing standards (the “Nasdaq listing rules”). Unless otherwise indicated, the addresses of all executive officers and directors are c/o NewtekOne, Inc., 4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431.

Beneficial Ownership of Shares by Directors and Executive Officers: Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Non-Independent Directors:
Barry Sloane, CEO and President(1)	1,364,130	5.0%
Peter Downs, President, Newtek Bank(2)	93,185	*
Halli Razon-Feingold, Chief Administrative Officer(3)	32,230	*
Independent Directors:
Gregory Zink(7)	39,090	*
Richard Salute(7)	34,222	*
Fernando Perez-Hickman(7)	46,481	*
Craig Brunet	1,500	*
Executive Officers:
Michael Schwartz, Chief Legal Officer(5)	61,540	*
Frank M. DeMaria, EVP, Chief Financial Officer(4)	33,026	*
Former Independent Directors:
Salvatore Mulia(7)(9)	45,090	*
Former Executive Officer:
M. Scott Price, Chief Financial Officer, Newtek Bank (8)	28,444	*
Nicolas Young, former President Newtek Bank, N.A.(6)	44,471	*
All current and former directors and executive officers as a group	1,944,702	6.7%
____________
*    Less than 1% of total Common Shares outstanding as of the Record Date.
(1)    Mr. Sloane holds and has sole voting power as to 1,170,459 Common Shares, and shared voting power as to 193,671 Common Shares owned by The B Sloane Family Foundation, a 501(c)(3) private foundation; and sole dispositive power over 1,170,459 Common Shares, and has shared dispositive power as to 193,671 Common Shares owned by The B Sloane Family Foundation; includes 47,081 Restricted Stock Awards granted to Mr. Sloane in August 2022, plus accrued dividends, vesting on August 15, 2025; 61,652 Restricted Stock Awards granted in December 2022, plus accrued dividends, vesting on January 15, 2026; and 11,532 Restricted Stock Awards granted to Mr. Sloane in October 2024, plus accrued dividends, vesting on October 15, 2025.
(2)    Effective April 22, 2025, Mr. Downs was appointed President of the Company’s bank subsidiary, Newtek Bank, N.A. Includes 17,655 Restricted Stock Awards granted in August 2022, plus accrued dividends, vesting on August 15, 2025; 9,944 Restricted Stock Awards granted in July 2024 plus accrued dividends, vesting on July 15, 2025; and 10,297 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(3)    Includes 7,062 Restricted Stock Awards granted in August 2022, plus accrued dividends, vesting on August 15, 2025; 5,967 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2025; and 7,208 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(4)     As of April 22, 2025, Mr. DeMaria was appointed Chief Financial Officer of the Company. Includes 6,215 Restricted Stock Awards granted in July 2023, plus accrued dividends, vesting on July 15, 2026; 19,889 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2027; and 4,119, Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(5)    Includes 14,124 Restricted Stock Awards granted in August 2022, plus accrued dividends, vesting on August 15, 2025; 9,944 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2025; and 11,326 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(6)    Mr. Young resigned as Newtek Bank’s President effective April 22, 2025. Includes 9,416 Restricted Stock Awards granted in August 2022, plus accrued dividends, vesting on August 15, 2025; 7,955 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2025; and 8,237 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(7)    Includes 667 Restricted Stock Awards granted in June 2022, plus accrued dividends, as equity-based compensation to non-employee directors Messrs. Mulia, Salute, Perez-Hickman and Zink, at the beginning of their 2022 terms of service, which forfeiture restrictions lapse on July 15, 2025; and 1,932 Restricted Stock Awards granted in June 2024, plus accrued dividends, as equity-based compensation to non-employee directors Messrs. Mulia, Salute, Perez-Hickman and Zink, at the beginning of their 2024 terms of service, which forfeiture restrictions will lapse on June 15, 2025.
(8)    As of April 22, 2025, Mr. DeMaria was appointed Chief Financial Officer of the Company; Mr. Price maintains the title of Chief Financial Officer of Newtek Bank; Mr. Price is no longer an executive officer of the Company. Includes 18,645 Restricted Stock Awards granted in July 2023, plus accrued dividends, vesting on July 15, 2026; 1,989 Restricted Stock Awards granted in 7/1/2024, plus accrued dividends, vesting on July 15, 2025; and 4,119 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(9)    Mr. Mulia retired from the Company Board effective April 1, 2025. In addition, effective April 1, 2025, the Board of Directors decreased the number of members of the Board of Directors from eight to seven.

Dollar Range of Equity Securities in the Company Beneficially Owned by Each Director:
Name of Director	Dollar Range of Equity Securities in NewtekOne, Inc.(1)(2)
Non-Independent Directors:
Barry Sloane	Over $100,000
Peter Downs	Over $100,000
Halli Razon-Feingold	Over $100,000
Independent Directors:
Richard Salute	Over $100,000
Gregory Zink	Over $100,000
Fernando Perez-Hickman	Over $100,000
Craig Brunet	$10,001 – $50,000
Former Independent Directors:
Salvatore Mulia(3)	Over $100,000
____________
(1)    Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.
(2)     The dollar range of equity securities beneficially owned is based on the closing price for our Common Shares of $10.17 on April 15, 2025 on the Nasdaq Global Market. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.
(3)     Mr. Mulia retired from the Company Board effective April 1, 2025. In addition, effective April 1, 2025, the Board of Directors decreased the number of members of the Board of Directors from eight to seven.

PROPOSAL I — ELECTION OF DIRECTORS
Gregory Zink, Fernando Perez-Hickman and Halli Razon-Feingold have been nominated for re-election for terms expiring in 2028. Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold are not being nominated as directors for election pursuant to any agreements or understandings between the Company and each of Mr. Zink, Mr. Perez-Hickman and Mrs. Razon-Feingold. Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Messrs. Zink and Perez-Hickman are “independent directors” and Mrs. Razon-Feingold is not an “independent director” of the Company as defined in the Nasdaq listing rules.
A shareholder can vote for or withhold his or her vote for the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named in this Proxy Statement. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of the person nominated by our Board of Directors as a replacement. Our Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.
Required Vote
The director nominees shall be elected by a plurality of all the votes cast at the Annual Meeting, in person or by proxy, if a quorum is present. Shareholders may not cumulate their votes. If you vote “withhold authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of the votes cast, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal. Common Shares represented by broker non-votes are not considered votes cast, and thus have no effect on this proposal.
Information about the Directors and Executive Officers
Set forth below is information, as of April 15, 2025, regarding Messrs. Zink and Perez-Hickman and Mrs. Razon-Feingold who are being nominated for election as directors of the Company at the Annual Meeting, as well as information about our other current directors whose terms of office will continue after the Annual Meeting. Included below is specific information about each director’s experience, qualifications, attributes or skills that led the Board of Directors to the conclusion that the individual is qualified to serve on our Board, in light of our business and structure.
(1)    The business addresses of the director nominees and the other directors are c/o NewtekOne, Inc., 4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431.

Nominees for Class II Directors — Terms Expiring 2028

Name, Address, and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Messrs. Zink and Perez-Hickman are Independent Directors as defined by the Nasdaq listing rules.
Gregory Zink, 68	Director	Class II Director since 2017; term expires in 2025	Partner at Newport LLC since 2021; Managing partner, Lowell Group, LLC, 1988-2021.
Fernando Perez-Hickman, 57	Director	Class II Director since 2021; term expires in 2025	Managing Partner, Azora Exan; Vice Chairman, Director of Corporate Strategy and member of IBERIABANK’s Planning Group Committee from 2017-2020.
Mrs. Razon-Feingold is not an Independent Director as defined by the Nasdaq listing rules.
Halli Razon-Feingold, 36	Director; Chief Administrative Officer and Senior Vice President, Human Resources	Class II Director since 2021; term expires in 2025	Chief Administrative Officer of the Company since July 2016, and Senior Vice President, Human Resources of the Company since July 2019
Mr. Zink has served as an independent director of the Company since 2017. Mr. Zink is a Partner at Newport LLC, a national strategic advisory firm that specializes in helping owners and CEOs of privately held, growth stage companies accelerate growth and significantly improve the value of their businesses. From 1998 to 2021, Mr. Zink was the principal of the Lowell Group, LLC, a management consulting firm which provided strategic, operational, marketing and financial consulting assistance to start-up, small and medium size businesses. From 1988 through 2019, Mr. Zink served as the Chief Executive Officer, Chief Financial Officer and Director of NGJ Brand Solutions, a distributor of commercial fitness equipment and health and wellness solutions provider in Japan. Mr. Zink was also previously employed by the Company as an Executive Vice President from 2000-2005; and by Touche Ross/Deloitte Consulting; and is a graduate of the General Electric Financial Management Program. Mr. Zink has an MBA from the Wharton School of the University of Pennsylvania. Mr. Zink also serves as a director of Newtek Bank. Mr. Zink’s professional experience provides a significant addition to the Board of Directors, as a result of, among other things, Mr. Zink’s many years of experience providing consulting and financial advice to small and medium sized businesses.

Mr. Perez-Hickman has served as an independent director of the Company since 2021. Mr. Perez-Hickman is a Managing Partner at Azora Capital, a Madrid-based European private equity firm, and its U.S. affiliate Azora Exan, based in Miami, Florida. Mr. Perez-Hickman served as Vice Chairman, Director of Corporate Strategy and member of IBERIABANK’s Planning Group Committee from 2007 until its merger with First Horizon Bank in July 2020. At IBERIABANK, he was responsible for corporate strategy and mergers and acquisitions, supervising the Consumer and Retail Banking Division, reporting to the CEO. From 2007 to 2017, Mr. Perez-Hickman served as Executive Chairman of the Board of Sabadell United Bank and Managing Director of Santander Private Banking International.

Mr. Perez-Hickman also serves as a director of Newtek Bank. Mr. Perez-Hickman’s broad experience as a highly successful and experienced executive with a proven track record in management, mergers and acquisitions and value creation at financial services businesses in the United States, Spain and international markets, provides a significant addition to the Board of Directors.

Mrs. Razon-Feingold has served as a non-independent director of the Company since 2021. Mrs. Razon-Feingold has served as the Company’s Chief Administrative Officer since July 2016 and as Senior Vice President of Human Resources for the Company since July 2019. Mrs. Razon-Feingold’s tenure at the Company spans over twelve years, with her current principal responsibilities centered on managing the Executive department and all areas of Human Resources for the Company and all of its subsidiaries. Mrs. Razon-Feingold holds a master’s degree in Industrial/Organizational Psychology from CUNY Baruch College and a bachelor’s degree in Psychology from Hofstra University. Mrs. Razon-Feingold’s long experience with the Company and expertise in human resources provides a significant addition to the Board of Directors.

Incumbent Class I Directors — Terms Expiring 2027

Name, Address, and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Messrs. Sloane and Downs are not Independent Directors as defined by the Nasdaq listing rules.
Barry Sloane, 65	Director; Chief Executive Officer and President	Director since 1999 and Class I Director since 2014; Term expires 2027	Chief Executive Officer and President of the Company; Chief Executive Officer of Newtek Bank, N.A. and the Company’s non-bank subsidiaries
Peter Downs, 60	Director; President, Newtek Bank	Class I Director since 2014; Term expires 2027	President, Newtek Bank; Chief Lending Officer of the Company and Newtek Bank, N.A.; President, Newtek Small Business Finance, LLC
Mr. Sloane has served as our Chairman and Chief Executive Officer since 1999, as our President since 2008 and Chairman and Chief Executive Officer of our bank subsidiary, Newtek Bank, N.A. (“Newtek Bank”) since January 2023. Mr. Sloane founded the Company in 1998 and is an executive officer of each of the Company’s subsidiaries. From September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc., where he directed the Commercial and Residential Real Estate Securitization Unit, and was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, Mr. Sloane was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of “Aegis Consumer Funding.” From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities. From August 1982 to September 1988, Mr. Sloane was a senior mortgage security salesman and trader for Bear Stearns, L.F. Rothschild, E.F. Hutton and Paine Webber. Mr. Sloane’s broad business and financial experience and his knowledge of the Company’s businesses have been of great value to the other members of the Board and qualify him to serve on our Board of Directors and as the Chairman of our Board of Directors.

Mr. Downs was appointed President of Newtek Bank effective April 22, 2025. Mr. Downs was the Company’s and Newtek Bank’s Chief Lending Officer from January 2023 through April 21, 2025. Since 2003, Mr. Downs has been the President of Newtek Small Business Finance, LLC (“NSBF”), the Company’s wholly owned subsidiary, and a member of the NSBF board of directors. Mr. Downs has been a member of the board of directors of Newtek Bank since January 2023. Mr. Downs has had primary responsibility for the development of the Company’s lending policies and procedures, loan originations and loan portfolio. Prior to joining the Company in 2003, Mr. Downs spent sixteen years in various small business lending roles within the banking industry. From 1990 to 2001, he was employed with European American Bank (“EAB”), where he held various positions including New Business Development Officer for Small Business Lending and Group Manager of Retail Small Business Lending which encompassed the underwriting and servicing of the bank’s small business loan portfolio. Subsequent to EAB’s acquisition by Citibank, Mr. Downs ran the bank’s U.S. Small Business Administration (“SBA”) lending portfolio in New York, and eventually was named the National Director of SBA lending, after which he was responsible for coordinating the bank’s SBA underwriting and sales efforts in all Citibank markets across the country. In addition to his banking experience, he has been involved in several non-profit small business advisory boards, and has been a member of the National Association of Government Guaranteed Lenders (“NAGGL”) Regional Technical Issues Committee. Mr. Down’s history with the Company and extensive experience in the small business lending space, including SBA 7(a) lending, provides our Board of Directors with the valuable insight of an experienced lender.
Incumbent Class III Directors — Terms Expiring 2026

Name, Address, and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Messrs. Salute and Brunet are Independent Directors as defined by the Nasdaq listing rules.
Richard Salute, 79	Director	Class III Director since 2015; Term expires 2026	Retired	Director, Near Intelligence, Inc., September 2023 through March 27, 2024.
Craig “CJ” Brunet, 77	Director	Class III Director since 2024; Term expires 2026	President and Chief Operating Officer, Advanced Cyber Security Corp
Mr. Salute served as Capital Markets and SEC Practice Director at J.H. Cohn and CohnReznick LLP from 2004 to 2014. Prior to that, he spent 29 years, from 1972 to 2001, at Arthur Andersen managing complex audits for public and private companies. During his tenure, he was responsible for providing clients with strategic planning services as well as consulting on corporate finance, mergers and acquisitions, and process evaluation. His clients included large multinational companies and entrepreneurial start-ups. In addition to his client responsibilities, he started three business lines for Arthur Anderson: the Enterprise Group (New York Metropolitan area), the Technology Practice (New York office) and the Bankruptcy and Corporate Recovery Practice (nationwide). More recently, Mr. Salute served as Chief Financial Officer of PAVmed Inc. from June 2014 to September 2015. Mr. Salute also serves as a director of Newtek Bank. Mr. Salute served as a director and a member of the audit committee of Near Intelligence, Inc., a global data intelligence platform, from September 2023 through March 27, 2024. Mr. Salute also served as a director of Walker Innovation Inc. from 2015 through 2018. Mr. Salute is a graduate of Adelphi University and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Salute has more than 39 years of audit, accounting, and tax experience. His extensive audit, accounting, and tax experience and relationships with industry players are an asset to our Board of Directors. Mr. Salute’s expertise and experience also qualify him to serve as chairman of our Audit Committee and as the Audit Committee Financial Expert. Mr. Salute’s experience with SEC matters includes numerous initial public offerings and his experience representing publicly traded, as well as over-the-counter market traded, clients provides a significant addition to the Board of Directors.
Mr. Brunet. In October 2024, the Board increased the number of directors constituting the entire Board from seven to eight, and elected Mr. Brunet to serve as a Class III director, which term will expire at the Company’s Annual Meeting of Shareholders in 2026. Mr. Brunet has over 50 years of experience in the information technology and financial services sectors with specific focus in strategic planning, mergers and acquisitions, Software as a Service (SaaS), patent commercialization, cyber security, compliance, and risk management. Mr. Brunet is currently the President and Chief Operating Officer at Advanced Cyber Security Corp, a strategic cyber security corporation focused on preventative, patented encryption technologies and applications. Mr. Brunet is also the founder and managing partner at Cyber Labs International, a global strategic technology consulting firm with specific expertise in cyber security. From January 2001 through December 2015, Mr. Brunet served as the Company’s Executive Vice President, CIO, CTO and CISO. Mr. Brunet’s executive and board member experience in many sectors, including financial services, Cloud Computing, Managed Services and IT security provides a significant addition to the Board of Directors.
Director Qualifications
Our Board of Directors believes that the nominees and incumbent directors collectively exhibit the diversity and depth and breadth of experience necessary to contribute to an engaged board that is capable of effectively and thoughtfully overseeing the Company’s management. The three nominees are incumbent directors and one is an officer of the Company. Each nominee was elected as a director at our 2022 Annual Meeting of Shareholders. No nominee has a family relationship to any other director or executive officer. The skills and experience categories highlighted in the table below have been identified by our Board as relevant to advancing the Board’s role and responsibilities, and are generally considered in the Board of Director Compensation, Corporate Governance and Nominating Committee’s (the “Nominating Committee”) process of identifying and reviewing director candidates.

	Sloane	Downs	Salute	Brunet	Perez-Hickman	Zink	Razon-Feingold
Skills and Experience
Finance - experience in understanding and overseeing financial reporting and internal controls	●	●	●	●	●	●
Leadership - overseeing a company or a significant business unit giving him/her leadership qualities and the ability to identify and develop those qualities in others	●	●	●	●	●	●	●
Technology - experience with companies that used or developed technology to improve quality and innovate products and services to increase client satisfaction; experience in mitigating and managing cybersecurity risks
	●	●	●	●	●	●	●
Governance - knowledge or expertise in current corporate governance trends and practices	●	●	●	●	●	●	●
Risk - knowledge or expertise with respect to risk management processes across a large organization in a regulated industry	●	●	●	●	●	●
Financial Services Experience - experience within or leading a financial services company	●	●	●	●	●	●	●

The Board of Directors and Board of Directors Meetings
The Company’s Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, the Board of Directors and executive committee, comprised of the Company’s named executive officers (the “Executive Committee”), periodically review and update, as appropriate, the Company’s corporate governance policies and practices. In doing so, the Board of Directors and Executive Committee review published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. The Board of Directors and Executive Committee also regularly evaluate and, when appropriate, revise the Company’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules issued by the SEC and rules and listing standards issued by The Nasdaq® Stock Market, Inc. (“Nasdaq”) where the Company’s Common Shares are listed and traded.
During the fiscal year ended December 31, 2024, the Board of Directors held a total of 19 meetings, the Audit Committee held 23 meetings, the Nominating Committee held 5 meetings and the Risk Committee held 4 meetings. Each of the incumbent directors attended at least 75% of the aggregate of the Board of Directors meetings and meetings of the committee(s) held and on which he or she served during the last fiscal year. All members of the Board of Directors make a diligent effort to attend all Board and committee meetings, as well as the Annual Meeting of Shareholders. In 2024, all members of the Board of Directors attended the Annual Meeting of Shareholders.
Corporate Governance Policies
The Company has adopted corporate governance policies which are available at the Company’s Investor Relations page at www.newtekone.com (http://investor.newtekbusinessservices.com/corporate-governance.cfm). The corporate governance policies are also available in print to any shareholder who requests them. These policies were adopted by the Board of Directors, among other things, to best ensure that the Board of Directors is independent from management, that the Board of Directors adequately performs its function as the overseer of management and to help ensure that the interests of the Board of Directors and management align with the interests of the shareholders.
On an annual basis, each director and executive officer is obligated to complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.
Committees of the Board of Directors
The Board of Directors currently has four standing committees: the Audit Committee, the Nominating Committee, the Risk Committee and, as of January 2025, a Technology Steering Committee. Each member of the Audit Committee, the Nominating Committee and Technology Steering Committee is independent as defined by applicable Nasdaq and SEC rules. The Risk Committee is comprised of both independent directors and directors who are members of Company management. A brief description of each committee is included in this Proxy Statement and each of the committees has a written charter approved by the Board of Directors, which is available on the Investor Relations page of our website at www.newtekone.com (http://investor.newtekbusinessservices.com/corporate-governance.cfm).

Audit Committee.    The Board of Directors has established an Audit Committee in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee currently consists of Messrs. Salute, Fernando Perez-Hickman and Zink, each of whom is an “independent director” as defined in the Nasdaq listing standards, and operates pursuant to its written charter. Mr. Salute serves as Chair of the Audit Committee and currently serves as the “audit committee financial expert,” as defined under applicable SEC rules. Mr. Mulia served on the Audit Committee during 2024 and until his retirement in April 2025. The Audit Committee is authorized to examine and approve the audit report prepared by the independent auditors of the Company, to review and select the independent auditors to be engaged by the Company, and to review the internal accounting controls and audit policies. In addition, the Audit Committee has oversight of Newtek Bank’s internal audit function.

The Board of Directors has determined that all members of the Audit Committee are “financially literate” as that term is defined by applicable Nasdaq and SEC rules.
Compensation, Corporate Governance and Nominating Committee (the “Nominating Committee”).    The Board of Directors has established a Nominating Committee. The Nominating Committee currently consists of Messrs. Salute, Brunet, Perez-Hickman and Zink, each of whom is an “independent director” as defined in the Nasdaq listing standards, and operates pursuant to its written charter. Mr. Zink currently serve as Chair of the Nominating Committee. Mr. Mulia served as Co-chair of the Nominating Committee during 2024 and until his retirement, effective April 1, 2025. The Nominating Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Nominating Committee is generally responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the Board of Directors, reviewing and approving conflicts of interest or related party transactions and reviewing executive and director compensation and performance.
The Nominating Committee seeks candidates who possess the background, skills, and expertise to make a significant contribution to the Board of Directors, the Company, and its shareholders. In considering possible candidates for election as a director, the Nominating Committee will take into account, in addition to such other factors as it deems relevant, the desirability of selecting candidates who:
•    Are of the highest character and integrity;
•    Are free of any conflict of interest;
•    Are willing and able to devote sufficient time to the affairs of the Company; and
•    Have the capacity and desire to represent the best interests of the shareholders.
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. However, in determining whether to recommend a director nominee, the Nominating Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Nominating Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as differences of viewpoint, professional experience, education, skill, race, gender, national origin and other qualities that contribute to the Board of Directors, when identifying and recommending director nominees. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating Committee’s goal of creating a Board of Directors that best serves the needs of the Company and the interest of its shareholders.

With these factors and goals in mind, in September 2021, adopting the nominations by the Nominating Committee, the Board of Directors increased the number of directors constituting the entire Board of Directors from five to seven, and elected Mr. Perez-Hickman and Mrs. Razon-Feingold to the Board of Directors, further diversifying the Company’s Board of Directors and serving the needs of the Company and the interest of its shareholders, by adding one female and one Hispanic individual to our Board of Directors.

Risk Committee. The Board of Directors established a Risk Committee in 2023. The Company’s Risk Committee consists of Messrs. Salute and Perez-Hickman, each of whom is an “independent director” as defined in the Nasdaq listing standards, and Messrs. Sloane and Downs, who are employee directors. The Risk Committee, with Mr. Perez-Hickman as its chair, operates pursuant to its written charter and assists the Board of Directors in its oversight of the Company’s long-term strategy development and implementation, exercise of fiduciary duties, and enterprise-wide risk-management framework, including the policies, procedures, strategies, and systems established to measure, mitigate, monitor and report major risks to the Company.

Technology Steering Committee. The Board of Directors established a Technology Steering Committee in January 2025. The Technology Steering Committee is a joint committee of the Company’s Board of Directors and the board of directors of the Company’s subsidiary Newtek Bank, and consists of Messrs. Salute, Zink, Brunet, each of whom is an “independent director” as defined in the Nasdaq listing standards, and a member of the Newtek Bank board of directors. Mr. Brunet, who has experience and expertise in information technology and cybersecurity, is the chair of the Technology Steering Committee, which operates pursuant to its written charter and assists the Board of Directors in its oversight of the Company’s and Newtek Bank’s operations and technology, including operational risk, information security and cybersecurity risks.
Director Independence and Executive Sessions

Nasdaq listing standards and the Exchange Act require that a majority of the Board of Directors and every member of our Audit Committee and Nominating Committee are “independent.” Our Board of Directors reviews the independence of its members annually.
The Board of Directors has determined that Messrs. Brunet, Zink, Salute and Perez-Hickman qualify as “independent” as defined by applicable Nasdaq and SEC rules. In making this determination, the Board of Directors has concluded that none of these members has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
It is the policy of the Board of Directors to hold executive sessions of the independent directors meeting without management at the conclusion of regularly scheduled meetings and as requested by a director. Mr. Salute presides over these meetings of the independent directors.
Leadership Structure
The Company currently combines the role of Chairman of the Board of Directors with the role of Chief Executive Officer. Our Board of Directors believes this provides an efficient and effective leadership model for our Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Mr. Sloane has served as Chairman and Chief Executive Officer of the Company since 1999 and as President since 2008. The Board of Directors continues to believe that our leadership structure is appropriate since Mr. Sloane has over 30 years of experience in our industry or related businesses, and under his leadership our management team has executed a strategy that has significantly improved our earnings growth, cash flow stability and competitiveness. No single leadership model is right for all companies at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our Board of Directors periodically reviews its leadership structure.
Moreover, our Board of Directors believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having a combined Chairman and Chief Executive Officer. Specifically:
•    four of our seven current directors are independent directors;
•    all of the members of our Audit Committee and Nominating Committee are independent directors;
•    our Board of Directors and its committees regularly conduct scheduled, and as needed, meetings in executive session, out of the presence of Messrs. Sloane and Downs and Mrs. Razon-Feingold and other members of management;
•    our Board of Directors and its committees regularly conduct meetings which specifically include Messrs. Sloane and Downs and Mrs. Razon-Feingold;
•    our Board of Directors and its committees remain in close contact with, and receive reports on various aspects of the Company’s management and enterprise risk directly from our senior management and independent auditors; and
•    our Board of Directors, including the independent directors, and its committees, interact with employees of the Company outside the ranks of senior management.
The Company has not appointed a lead independent director.

Board of Directors Risk Oversight
While management is responsible for identifying, assessing and managing risk, our Board of Directors, at both the full board and committee levels, is responsible for risk oversight with a focus on the most significant risks facing the Company. The Board of Directors’ risk oversight includes all enterprise-wide risk categories relevant to the Company, including credit risk, market risk, liquidity risk, operational risk, information security and cybersecurity risks, compliance/regulatory risk, legal risk, strategic/reputational risk and any other material risk faced by the Company.
During each year, management and the Board of Directors jointly review major risks that the Company prioritizes in the following year. In 2024, the Board of Directors focused on the following areas of risk:

•    determining NewtekOne’s long-term growth and strategic alternatives;

•    strategic and operational planning, including the evaluation of the Company’s capital structure and long-term debt financing;

•    overseeing the Executive Committee’s navigation of the Company through the volatility, uncertainty and unpredictability caused by the macroeconomic and other challenges and uncertainties related to the U.S. and global economies, including the impacts to financial markets and macroeconomic environments by higher inflation and higher interest rates;

•    operations as a financial holding company and oversight of the Company’s bank subsidiary, Newtek Bank, and the Company’s non-bank subsidiaries; and

•    legal, regulatory compliance and information security and cybersecurity.
The Board of Directors has delegated responsibility for the oversight of specific risks to Board of Directors committees. The Audit Committee oversees risks associated with:
•    the Company’s financial statements and financial reporting; and
•    internal controls over financial reporting.
The Nominating Committee considers the risks associated with:
•    compensation policies and practices;
•    management resources, structure, succession planning and management development;
•    overall governance practices and the structure and leadership of the Board of Directors; and
•    related person transactions and the code of conduct for all employees, officers and directors.

The Risk Committee, which considers the risks associated with the Company’s enterprise-wide risk-management framework, including the policies, procedures, strategies, and systems established to measure, mitigate, monitor and report major risks to the Company, including:
•    credit risk;
•    market risk;
•    liquidity risk;
•    operational risk,
•    compliance/regulatory/legal risk; and

•    strategic/reputational risk and any other material risk faced by the Company.
The Technology Steering Committee considers the risks associated with the Company’s operations and technology, including operations and technology strategy and significant investments in support of such strategy and operational risk, including information technology, information security, fraud, third-party oversight, business disruption and resilience and cybersecurity risk.

The Board of Directors is kept informed of each committee’s risk oversight and any other activities deemed to engender risk via periodic reports from management and the committee chairs. Our Board of Directors recognizes the importance of risk oversight, and its role is consistent with the Board of Directors’ leadership structure, the Chief Executive Officer and the senior management of the Company. Our Executive Committee is responsible for assessing and managing risk exposure and the Board of Directors and committees of the Board of Directors provide the oversight consistent with those efforts.
Director Nominations
In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating Committee applies the criteria set forth in the Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interest of all shareholders. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, provides a composite mix of experience, knowledge and abilities that will best allow the Board of Directors to fulfill its responsibilities.
Our Board of Directors does not have a specific diversity policy, but considers professional experience, education, skill, diversity of race, gender, national origin, differences of viewpoint and other qualities in evaluating candidates for board membership. We believe diversity is important because a variety of viewpoints can help to contribute to an effective decision-making process.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. The recommendation should be sent to the Nominating Committee, c/o Michael A. Schwartz, Corporate Secretary, NewtekOne, Inc., 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our Board of Directors. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the proposal for election for the next annual meeting.

Shareholders also have the right under our Bylaws to nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth under “Shareholder Proposals” in our Proxy Statement. Candidates nominated by shareholders in accordance with the procedures set forth in our Bylaws may be included in our Proxy Statement and solicitation for the next annual meeting.
Code of Business Conduct and Ethics and Insider Trading Policy

We are committed to strong corporate governance. Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) and Insider Trading Policy that are applicable to all members of our Board, officers and employees and contractors. The Code of Ethics guides us in how we conduct our business and work with each other, and reflects our values, standards and expectations. Our Insider Trading Policy establishes procedures for personal investments and restricts certain Company and personal securities transactions. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our current Code of Ethics and Insider Trading Policy are posted on the Investor Relations section of our website at http://investor.newtekbusinessservices.com and were filed as Exhibits 14.1 and 19.1, respectively, to the Company’s 2024 Annual Report on Form 10‑K.
Hedging and Speculative Trading

The Board of Directors has adopted, as part of the Company’s Insider Trading Policy, a policy prohibiting covered persons, including our directors and executive officers, from hedging or pledging our securities, making short sales or trading in derivative securities related to our securities.

Certain Relationships and Related Party Transactions

We have written procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. The Board of Directors, in consultation with the Nominating Committee, reviews all potential related party transactions on an ongoing basis, and all such transactions must be approved by the Board of Directors. The Board of Directors reviews such transactions on a case-by-case basis. In addition, the Nominating Committee or the Board of Directors reviews and approves all compensation-related policies involving our directors and executive officers. The Board of Directors may approve or ratify a related party transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Board of Directors may impose any conditions on the related person transaction that it deems appropriate.
Mr. Sloane’s nephew, Kyle Sloane, is employed by one of the Company’s subsidiaries, and earned in excess of $125,000 for the year ended December 31, 2024. Mrs. Razon-Feingold’s sister, Samantha Razon, is employed by one of the Company’s subsidiaries, and earned in excess of $125,000 for the year ended December 31, 2024. The foregoing compensation was reviewed by our Nominating Committee.
Director Compensation

The Board of Directors has adopted a plan for compensation of non-employee directors which gives effect to the time and effort required of each of them in the performance of their duties. As of July 1, 2024, the Board of Directors annual cash compensation was increased from $125,000 to $140,000 for each non-employee director, with no additional fees for committee membership or chairmanship. In addition, pursuant to the terms of the Company’s 2023 Stock Incentive Plan (the “2023 Stock Plan”), which was approved by the Board of Directors in April 2023 and the Company’s shareholders on June 14, 2023, the maximum dollar value of shares of Common Stock for which a non-employee director may be awarded in any calendar year is fifty thousand dollars ($50,000). In June 2024, non-employee directors Messrs. Salute, Mulia, Zink and Perez-Hickman were awarded $25,000 of shares of Restricted Stock at the beginning of their 2024 terms of service, which forfeiture restrictions will lapse on June 15, 2025.
Directors do not receive any perquisites or other personal benefits from the Company.
2024 Director Summary Compensation Table
The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our current directors during the fiscal years ended December 31, 2024.

Name of Director	Fees earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Current Independent Directors:
Gregory Zink	132,500	25,000	—	—	157,000
Richard Salute	132,500	25,000	—	—	157,000
Fernando Perez-Hickman	132,500	25,000	—	—	157,000
Craig Brunet(4)	35,000	—	—	—	35,000
Former Independent Director:
Salvatore F. Mulia(3)	132,500	25,000	—	—	157,000
____________
(1)    The values provided in this column represent the grant date fair value of the Restricted Stock Awards made to the non-employee directors as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).
(2)    The aggregate number of outstanding Restricted Stock Awards held as of December 31, 2024 by each of the non-employee directors was 166,190.
(3)    Director Mulia retired from the Board of Directors effective April 1, 2025.
(4)    Director Brunet was appointed to the Board of Directors in October 2024 and received pro-rated cash fees in respect of his service on the Board of Directors in 2024.
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer and President, Barry Sloane.
For fiscal year 2024, the median of the annual total compensation of all of our employees (other than Mr. Sloane, our Chief Executive Officer) was $90,000 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $700,000. Based on this information, our Chief Executive Officer’s 2024 annual total compensation was approximately 7.8 times that of the median of the 2024 annual total compensation of all of our employees.
We selected December 31, 2024 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our and our consolidated subsidiaries’ employees (other than our Chief Executive Officer) for 2024. As of December 31, 2024, our employee population consisted of 591 individuals who are located in our Lake Success, New York; Orlando, Florida; Boca Raton, Florida; Miami, Florida; and Wilmington, North Carolina, offices, as well as individuals who work remotely out of their residences in various states. To identify our median employee, we compared the annual total compensation for each of our employees, as determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary and cash bonus. In making this determination, we annualized the compensation of 121 employees who were hired in 2024 but did not work for us the entire fiscal year.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2024 Named Executive Officers
This compensation discussion and analysis (“CD&A”) provides 2024 compensation information for the following 2024 named executive officers (“NEOs”). References to “2024 NEOs” in this CD&A are references to Messrs. Sloane, Downs, Schwartz, Price, Young and DeMaria.

Name	Age	Position
Barry Sloane	65	Chairman, Chief Executive Officer and President, NewtekOne; Chairman and Chief Executive Officer, Newtek Bank
Peter Downs	60	President, Newtek Bank (formerly Chief Lending Officer, NewtekOne and Newtek Bank)
Michael A. Schwartz	64	Chief Legal Officer and Corporate Secretary, NewtekOne and Newtek Bank
M. Scott Price	46	Chief Financial Officer, Newtek Bank (formerly Chief Financial Officer, NewtekOne)
Nicolas Young	48	President and Chief Operating Officer, Newtek Bank (former)
Frank DeMaria	36	Chief Financial Officer (formerly Chief Accounting Officer, NewtekOne and Newtek Bank)
Information about 2024 NEOs Who Are Not Directors

Michael A. Schwartz, age 64, has served as Chief Legal Officer and Corporate Secretary since January 2015, and has served as Chief Legal Officer and Corporate Secretary of the Company’s bank subsidiary Newtek Bank since January 2023. In addition. Mr. Schwartz serves on the boards of a number of the Company’s non-bank subsidiaries. Beginning in November 2013, Mr. Schwartz was Senior Counsel to the Company. Prior to joining the Company, Mr. Schwartz spent twenty-two years in private legal practice specializing in complex litigation in the fields of securities, mergers and acquisitions, corporate governance, commercial law, unfair employment practices, consumer protection and antitrust. Mr. Schwartz served on the Company’s Board of Directors from 2005 through 2009.

M. Scott Price, age 46, served as Chief Financial Officer of the Company and Newtek Bank from May 2023 through April 21, 2025. As of April 22, 2025, Mr. DeMaria was appointed Chief Financial Officer of the Company, and Mr. Price assumed the sole role and title of Chief Financial Officer of Newtek Bank. Prior to joining the Company and Newtek Bank, Mr. Price was executive vice president and senior finance executive with First Horizon Corporation and prior to First Horizon, the chief accounting officer and corporate controller for IBERIABANK Corporation. Mr. Price has over 18 years’ experience in the financial services industry with specific focuses on, and an extensive background in, banking regulation and bank accounting. Mr. Price is a certified public accountant and holds a Master of Accountancy from Auburn University.

Frank DeMaria, age 36, served as the Company’s and Newtek Bank’s Chief Accounting Officer since March 2024, and as of April 22, 2025, was appointed Chief Financial Officer of the Company. Mr. DeMaria joined the Company in May 2023, as the Company’s and Newtek Bank’s Senior Vice President of Finance and Accounting. Prior to joining the Company, Mr. DeMaria served as Senior Vice President and Controller of Flagstar Bank, N.A. In addition, Mr. DeMaria previously served as Senior Vice President, Chief Accounting Officer and Principal Accounting Officer of Amalgamated Financial Corp. from July 2021 to October 2022. Mr. DeMaria began his career with KPMG LLP, Audit Financial Services, in October 2012, holding various roles including Senior Manager from October 2019 to July 2021. Mr. DeMaria holds a Master of Business Administration for Accountants and a Bachelor of Science in Accounting from Marist University. Mr. DeMaria is a Certified Public Accountant in the state of New York.

Nicolas Young, age 48, served as President and Chief Operating Officer of Newtek Bank from January 6, 2023 through April 21, 2025. Peter Downs was appointed President of Newtek Bank effective April 22, 2025. From August 2, 2021 until January 2023, Mr. Young was the Company’s Chief Risk Officer. Mr. Young previously served as Executive Vice President & Chief Credit Officer for IBERIABANK, and was EVP & Chief Risk Officer of Sabadell in Miami, Florida. Mr. Young has over 20 years’ experience in credit and risk management. Mr. Young is a native of Montevideo, Uruguay, and holds a Bachelor of Economics from Universidad ORT Uruguay.

Introduction
The following CD&A includes our compensation philosophy, a description of our compensation program and the program’s objectives, the elements of compensation used to pay our executives and the compensation-related decisions made with respect to our NEOs as set forth below.
Compensation Philosophy and Objectives
Our compensation programs are designed to attract and retain key employees and to motivate them to achieve, and reward them for achieving, superior performance. Different programs are geared to shorter- and longer-term performance, with the goal of increasing shareholder value over the long-term. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.
We believe that the compensation of our executives should reflect their success as a management team, rather than just as individuals, in attaining key operating objectives, such as growth of our after tax net income, credit quality of our loan portfolios, growth of revenues in our non-bank subsidiaries, return on average assets (“ROAA”), return on equity (“ROE”), deposit growth at Newtek Bank and long-term competitive advantage, and ultimately, in attaining an increased market price for our Common Shares. We believe that the performance of our executives in managing our Company and our consolidated bank and non-bank subsidiaries, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our Common Shares, whether favorable or unfavorable, but rather that the price of our Common Shares, in the long-term, reflect our operating performance and, ultimately, the management of the Company by our executives. We seek to have the long-term performance of our Common Shares reflected in executive compensation through our equity incentive programs, including Restricted Stock Awards.
Role of Executive Officers in Compensation Decisions
The Nominating Committee supervises the design and implementation of compensation policies for all executive officers (which include the NEOs) and overall incentive equity awards to all employees of the Company. Decisions regarding the non-equity compensation of executive officers, other than NEOs, are made by the Chief Executive Officer within the compensation philosophy set by the Nominating Committee. Decisions regarding the non-equity compensation of NEOs are made by the Chief Executive Officer and the Nominating Committee for consistency with the Company’s compensation policies.
The Chief Executive Officer semi-annually reviews the performance of each member of the senior executive team, including NEOs (other than himself whose performance is reviewed by the Nominating Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are then presented to the Nominating Committee by the Chief Executive Officer. The Nominating Committee will review and approve the recommendations for consistency with the Company’s compensation policies.

Setting Executive Compensation
During the course of each fiscal year, it has been the practice of the Chief Executive Officer to review the history of all the elements of each executive officer’s total compensation and the Chief Executive Officer may also compare the compensation of the executive officers with that of the executive officers in an appropriate market comparison group of companies with a capitalization similar to that of the Company. We seek to set compensation levels that are perceived as fair, internally and externally, and competitive with overall compensation levels at other companies in our industry, including larger companies from which we may want to recruit employees. However, the Company does not establish individual objectives in the range of comparative data for each individual or for each element of compensation. Typically, the Chief Executive Officer sets compensation with respect to the executive officers who report to him and presents it to the Nominating Committee for conformity with the Company’s overall compensation policies. The NEOs are not present at the time of these deliberations. The Nominating Committee then performs a similar review of the Chief Executive Officer’s total compensation and makes compensation decisions with respect to such officer, who does not participate in that determination.
We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for balanced focus. The amount of each element of compensation is determined by or under the direction of our Nominating Committee, which may consider the following factors, among others, to determine the amount of salary and other benefits to pay each NEO:
•    achievement of growth of our after tax net income, growth of revenues in our non-bank subsidiaries, ROAA, ROE, deposit growth at Newtek Bank and long-term competitive advantage;
•    performance against competitors for the year;
•    difficulty in achieving desired results in the coming year;
•    value of their unique skills and capabilities to support long-term performance;
•    contribution and growth as a member of the executive management team;
•    professional development and growth of individual executives, the management team and other employees; and
•    managerial assistance provided to our subsidiaries, including contributions to growth of revenues, operating efficiencies and operating earnings.
We do not establish individual goals or set specific financial reporting measures, but focus on the overall profitable growth of our business.
Based on the foregoing objectives, we have structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company.
There is no pre-established policy or target for the allocation between either cash or non-cash compensation. Historically we have granted a majority of total compensation to executive officers in the form of cash compensation.
For the year ended December 31, 2024, the principal components of compensation for NEOs were:
•    base salary;
•    annual cash bonus;
•    equity-based compensation; and
•    retirement and other benefits made available to all employees.

Base Salary
The Company provides its NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Executive base salaries continue to reflect our operating philosophy, our performance driven corporate culture and business direction, with each salary determined by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are generally targeted to market levels and base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data from peer companies and published salary surveys, and the Company generally attempts to fix each NEO’s salary within the range. We believe that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the peer company index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company.
During the review of base salaries for senior level executives, including the NEOs, we primarily consider:
•    an internal review of each executive’s compensation both individually and relative to other executive officers;
•    individual performance of the executive; and
•    a review of the Company’s financial and operational performance relative to the Company’s annual plan.
Salary levels typically are considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Chief Executive Officer’s assessment of the individual’s performance. Merit based increases to the salaries of our NEOs other than the Chief Executive Officer are recommended by the Chief Executive Officer and confirmed by the Nominating Committee, and those for the Chief Executive Officer are determined by the Nominating Committee.
Annual Bonus
Discretionary annual cash bonuses may be awarded to executive officers along with the Company’s non-executive employees under the Company’s cash bonus plan. The Company typically creates a cash bonus pool based on an annually determined percentage of the salaries of all employees, which it accrues as an expense. Payments under the plan are discretionary and are based on the Company’s and the employee’s overall performance as determined by the Chief Executive Officer and the Nominating Committee. The Nominating Committee determines any bonus for the Chief Executive Officer based on, among other things, a review of the Company’s financial performance relative to the Company’s annual plans as established by the Board of Directors. The Chief Executive Officer in consultation with the Nominating Committee with respect to the NEOs, or in consultation with the NEOs and other senior level officers with respect to lower level employees, determines annual bonuses for other employees based on such employee’s and the Company’s performance. Factors considered include the achievement of business plans, goals and performance relative to other companies of a similar size and business strategy. The mix and weighting of the factors vary, depending on the business segment and the executive’s responsibilities. The level of achievement and overall contribution by the executive determines the level of bonus.
Equity-Based Compensation
The Company must compete for leadership with commercial banks, bank holding companies, financial holding companies, investment banks, and other publicly traded companies, which are generally able to award many different types of stock-based compensation to their officers, employees and directors, (including their non-employee directors). On September 12, 2014, the Board of Directors voted to establish the Newtek Business Services Corp. 2014 Stock Incentive Plan (the “2014 Plan”). The 2014 Plan was approved by shareholders of the Company on October 22, 2014. The 2014 Plan provided for the grant of options to purchase Common Shares, the terms of which were determined by the Nominating Committee and set forth in an award agreement between the Company and the executive or employee. The Company did not issue any options historically under the 2014 Plan.

On April 27, 2015, the Nominating Committee and the Board of Directors approved the Amended and Restated 2014 Stock Incentive Plan (the “2015 Stock Plan”), subject to exemptive relief from the SEC and shareholder approval, in order to have increased flexibility to use Restricted Stock Awards, in addition to stock options, to assist the Company in achieving its objectives with respect to long-term equity incentive compensation. On May 10, 2016, we received (as a business development company regulated under the Investment Company Act of 1940) an exemptive order from the SEC permitting us to award Restricted Stock Awards to our employees, officers, and non-employee directors, and on July 27, 2016, our shareholders approved the 2015 Stock Plan. The 2015 Stock Plan permitted us to issue awards of stock options and Restricted Stock Awards in an aggregate amount of up to 20% of our issued and outstanding Common Shares (the “Plan Maximum Shares”) as of the effective date of the plan. Under the 2015 Stock Plan, all of the Plan Maximum Shares were available for grants of stock options, and half of the Plan Maximum Shares (up to 10% of our issued and outstanding Common Shares as of the effective date of the 2015 Stock Plan) were available for grants of Restricted Stock Awards. In connection with our 2023 conversion to a financial holding company and the adoption of the 2023 Stock Plan, the 2015 Stock Plan was terminated by the Board in April 2023.

The 2023 Stock Plan was approved by the Board of Directors in April 2023 and the Company’s shareholders on June 14, 2023. The 2023 Stock Plan permits us to issue Restricted Stock Awards and stock options (collectively, the “Awards”) up to an aggregate amount of three million (3,000,000) shares of Common Stock. The number of Restricted Stock Awards issued and outstanding will not at the time of issuance of any Restricted Stock Awards exceed ten percent (10%) of the outstanding voting securities of the Company, and no more than 500,000 shares of Common Stock may be issued through incentive stock options (“ISOs”). The Nominating Committee believes that Restricted Stock Awards are the best method of encouraging stock ownership in the Company by eligible participants by giving them a proprietary interest in the Company’s performance, which more closely aligns compensation with the Company’s performance and provides a means to attract and retain persons of outstanding ability in key positions with the Company. Restricted Stock Awards are based on the employee’s and the Company’s performance and the mix and weighting of the factors vary, depending on the business segment and the employee’s responsibilities. The level of achievement and the overall contribution by the employee determines the level of Restricted Stock Award.
The Company’s Board of Directors and its Nominating Committee, which consists entirely of directors who are not employees of the Company, believe that in light of the Company’s plan for growth, stock-based incentive compensation, particularly the award of Restricted Stock Awards, advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and directors with the interests of our shareholders.
Clawback Provisions

On November 16, 2023, the Company adopted a clawback policy that was established in accordance with the listing requirement of the Nasdaq to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The clawback policy is effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the Nasdaq listing requirement, which was October 2, 2023.
Benefits and Perquisites
Our NEOs are generally not entitled to benefits that are not available to all of our employees. We do not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees. The Nominating Committee periodically reviews the levels of benefits provided to executive officers. The NEOs participate in the Company’s 401(k) savings plan and other benefit plans on the same basis as other similarly situated employees. The Company has adopted a match for the Company’s 401(k) savings plan for 2024, which consists of a discretionary match of 50% of the first 2% of employee contributions up to a maximum of 1% of the employee’s compensation (subject to the Internal Revenue Code annual limitation). For 2024, a match of approximately $533,433 in cash was approved and will be paid in May 2025.

Compensation of the Chief Executive Officer
The Nominating Committee’s decisions regarding compensation of Mr. Sloane are guided by the same policies and considerations that govern compensation of the Company’s other NEOs. While recognizing the Chief Executive Officer’s leadership in building a highly talented management team and in driving the Company forward, Mr. Sloane’s base salary was $700,000 for 2024 and 2023. Mr. Sloane did not receive a cash bonus in 2024 or 2023. Mr. Sloane received a Restricted Stock Award of 11,532 restricted Common Shares in October 2024, which will be fully vested in October 2025.
On January 1, 2025, the Company and Mr. Sloane entered into an amendment to Mr. Sloane’s 2024 Employment Agreement (defined below), pursuant to which Mr. Sloane’s annual base compensation was increased to $1.0 million and the term of the Employment Agreement was extended through March 31, 2026. The other terms and conditions of the Employment Agreement remain unchanged.

The Nominating Committee has determined that this salary package is competitive with the labor market median for someone with Mr. Sloane’s skills and talents and is reflective of the Company’s current cash and financial position and the status of the Company’s Common Shares.

Compensation of the Other 2024 NEOs
The Nominating Committee approved the 2024 compensation for 2024 NEOs Peter Downs, Michael A. Schwartz, M. Scott Price, Frank DeMaria and Nicolas Young, as recommended to it by the Chief Executive Officer.

Mr. Downs’s annual base salary was $700,000 in 2024 and $625,000 in 2023. Mr. Downs did not receive a cash bonus in 2024 and received a cash bonus of $250,000 in 2023 and Mr. Downs received a Restricted Stock Award of 9,944 restricted Common Shares in July 2024, which will fully vest in July 2025, and a Restricted Stock Award of 10,297 restricted Common Shares in October 2024, which will fully vest in October 15, 2025. Mr. Downs did not receive a Restricted Stock Award in 2023.

Mr. Schwartz’s annual base salary was $500,000 in 2024 and $450,000 in 2023. Mr. Schwartz received a $150,000 cash bonus in 2024 and received a $250,000 cash bonus in 2023. Mr. Schwartz received a Restricted Stock Award of 9,944 restricted Common Shares in July 2024, which will fully vest in July 2025, and a Restricted Stock Award of 11,326 restricted Common Shares in October 2024, which will fully vest in October 2025. Mr. Schwartz did not receive a Restricted Stock Award in 2023.

Mr. Price’s annual base salary was $433,000 in 2024 and his 2023 annual base salary was $400,000 from May 15, 2023 through June 30, 2023, and $433,000 for the remainder of 2023 (resulting in compensation of $426,400 in respect of Mr. Price’s 2023 base salary). Pursuant to Mr. Price’s 2023 employment agreement with the Company, he was paid a $133,333 cash bonus in 2024, and did not receive a cash bonus in 2023. Mr. Price received a Restricted Stock Award of 1,989 restricted Common Shares in July 2024, which will fully vest in July 2025, a Restricted Stock Award of 4,119 restricted Common Shares in October 2024, which will fully vest in October 2025; and a Restricted Stock Award of 18,645 restricted Common Shares in July 2023, which will fully vest in July 2026.

Mr. Young’s annual base salary was $700,000 in 2024 and $650,000 in 2023. Mr. Young received a $100,000 cash bonus in each of 2024 and 2023. Mr. Young received a Restricted Stock Award of 7,955 restricted Common Shares in July 2024, which will fully vest in July 2025, and a Restricted Stock Award of 8,237 restricted Common Shares in October 2024, which will be vest in October 2025. Mr. Young did not receive a Restricted Stock Award in 2023.

Mr. DeMaria’s annual base salary was $360,000 in 2024 and $300,000 in 2023. Mr. DeMaria was paid a $100,000 cash bonus in 2024 and did not receive a cash bonus in 2023. Mr. DeMaria received a Restricted Stock Award of 19,889 restricted Common Shares in July 2024, which will fully vest in July 2027, a Restricted Stock Award of 4,119 restricted Common Shares in October 2024, which will fully vest in October 2025; and a Restricted Stock Award of 6,215 restricted Common Shares in July 2023, which will fully vest in July 2026.

Elements of Executive Compensation and 2024 Compensation Determinations
Base Salary. We believe that base salaries are a fundamental element of our compensation program. The Nominating Committee establishes base salaries for each NEO to reflect (i) the scope of the NEO’s industry experience, knowledge and qualifications, (ii) the NEO’s position and responsibilities and contributions to our business growth and (iii) salary levels and pay practices of those companies with whom we compete for executive talent.
The Nominating Committee considers base salary levels at least annually as part of its review of the performance of NEOs and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for our executives, the Nominating Committee primarily considers: individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of business results for the Company; market data; the NEO’s total compensation, both individually and relative to our other NEOs; and for NEOs other than the CEO, the base salary recommendations of our Chief Executive Officer.
The following table sets forth the 2024 and 2023 base salaries for our 2024 NEOs.

	2024 Base Salary	2023 Base Salary
2024 NEOs
Barry Sloane	$700,000	$700,000
M. Scott Price	$433,000	$426,400
Peter Downs	$700,000	$625,000
Michael Schwartz	$500,000	$450,000
Nicolas Young	$700,000	$650,000
Frank DeMaria	$360,000	$300,000
Annual Bonus Awards.  The Nominating Committee designs our annual cash bonuses to motivate our NEOs to achieve objectives consistent with our operating plan. The Nominating Committee retains discretion in the sizing and awarding of cash bonuses for each NEO to ensure that individual bonus determinations appropriately balance the interests of the Company’s shareholders, while rewarding an NEO’s contributions to performance. In evaluating the performance of our NEOs to arrive at their 2024 cash bonus awards, the Nominating Committee considered the factors to determine the amount of salary and other benefits, as set forth above. The Nominating Committee also considered the following factors and aspects of the Company’s 2024 operating performance in the determination of specific NEO bonus awards:
•    Each NEO’s specific performance achievements and contributions to the Company’s financial performance and execution of the Company’s operating plan;
•    The Company’s transition to and operation as a financial holding company from a business development company;
•    The declaration of cash dividends;
•     The management of the Company’s assets and capital; and
•    Managerial assistance provided to Newtek Bank and our non-bank subsidiaries, including contributions to growth of sales, growth of deposits, regulatory compliance, growth of operating earnings and earnings per share.

When allocating bonus awards, the Nominating Committee also evaluated the total compensation paid to the NEOs and other employees. Based on the foregoing considerations and analysis, and after due deliberation, the Nominating Committee approved NEO annual cash bonuses in 2024, as set forth below.

	Cash Bonus Award Paid in 2024	As Percentage of 2024 Base Salary
2024 NEOs
Barry Sloane	$—	—%
Peter Downs	$—	—%
Michael Schwartz	$150,000	30%
M. Scott Price	$133,333	31%
Nicolas Young	$100,000	14%
Frank DeMaria	$100,000	28%
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we are providing the following disclosure regarding the relationship between executive compensation and certain financial performance measures of the Company. For a complete description regarding the Company’s compensation program, please see “Compensation Discussion and Analysis.”

Pay Versus Performance Table

The following table shows the past five fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the compensation actually paid to our principal executive officer (the “PEO”) and the other NEOs, our total shareholder return (“TSR”) and our net income.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine the compensation actually paid as reported in the Pay Versus Performance table. Compensation Actually Paid does not necessarily represent compensation actually earned, realized or received by the applicable NEO, but rather is a valuation calculated under applicable SEC rules by adjusting the Summary Compensation Table totals for the applicable year as described in the footnotes to the Pay Versus Performance Table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)		Basic EPS
	($)	($)	($)	($)			($ in thousands)	($)
2024	846,000	696,541	856,467	883,911	(1.5)%	11.5%	50,853	$1.97
2023	700,000	599,203	596,469	575,468	(11.1)%	18.5%	47,329	$1.89
2022	2,700,000	2,096,624	918,750	785,908	(50.2)%	(28.2)%	32,311	1.34
2021	3,500,000	4,633,439	895,000	960,718	55.5%	17.7%	84,142	3.69
2020	700,000	637,939	486,667	447,525	(1.5)%	19.9%	33,619	1.59
____________
(1)    Mr. Sloane was our PEO for each of the fiscal years presented in the above table. Our non-PEO NEOs were as follows:

	Downs	Schwartz	Price	DeMaria	Young	Leger(a)	Towers(b)
2024	●	●	●	●	●
2023	●	●	●		●	●
2022	●	●			●	●
2021	●	●			●	●
2020	●	●					●

(a)    Nicholas Leger, our former Chief Accounting Officer, was transitioned to the role of Treasurer in March 2024, and is no longer an NEO.
(b)    Mr. Towers was a former Chief Accounting Officer, and is no longer an NEO.

(2)    Compensation actually paid to our PEO was calculated in accordance with Item 402(v) of Regulation S-K by deducting and adding from the Summary Compensation Table totals as shown below:

Year	Reported Summary Compensation Table Total for PEO($)	Less: Reported Value of Equity Awards(a)($)	Equity Award Adjustments						Compensation Actually Paid to PEO($)
			Plus: Year End Fair Value of Equity Awards Granted in the Year that are Unvested at Year End($)	Plus: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End($)	Plus: Fair Value of Equity Awards that were Granted and Vested in the Same Year at Vesting Date($)	Plus: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Less: Year End Fair Value of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions($)	Plus: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation($)
2024	846,000	(146,000)	147,264	(122,203)	—	(38,696)	—	10,176	696,541
2023	700,000	—	—	(363,605)	—	155,621	—	107,187	599,203
2022	2,700,000	(2,000,000)	1,766,911	(703,325)	—	(29,048)	—	362,085	2,096,624
2021	3,500,000	(1,800,000)	2,299,313	—	—	634,125	—	—	4,633,439
2020	700,000	—	—	(235,805)	—	—	—	173,745	637,939

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(3)    Compensation actually paid to our non-PEO NEOs was calculated in accordance with Item 402(v) of Regulation S-K by deducting and adding from the Summary Compensation Table totals as shown below:

Year	Average of Reported Summary Compensation Table Total for non-PEO NEOs($)	Less: Reported Value of Equity Awards(a)($)	Equity Award Adjustments						Average Compensation Actually Paid to non-PEO NEOs($)
			Plus: Year End Fair Value of Equity Awards Granted in the Year that are Unvested at Year End($)	Plus: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End($)	Plus: Fair Value of Equity Awards that were Granted and Vested in the Same Year at Vesting Date($)	Plus: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Less: Year End Fair Value of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions($)	Plus: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation($)
2024	856,467	(221,200)	224,290	(13,916)	—	(3,306)	—	41,576	883,911
2023	596,469	(59,440)	51,460	(36,507)	—	10,152	—	13,333	575,468
2022	918,750	(275,000)	210,389	(90,316)	—	(12,042)	—	34,127	785,908
2021	895,000	(318,750)	304,275	—	11,347	59,449	—	9,397	960,718
2020	486,667	(16,667)	—	(29,476)	—	(12,422)	—	19,423	447,525

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(4)     Cumulative TSR is calculated by dividing (a) the sum of the cumulative amount of dividends for the measure period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.
(5)    We include a comparison against the Russell 2000 as disclosed in Part II Item 5 of our Annual Report on Form 10-K as of December 31, 2024. We use the Russell 2000 because it represents small cap market capitalization companies similar to

us. We do not believe there is a published industry or line-of-business index, or a readily definable peer group of publicly traded companies, that provides a more meaningful comparison of the cumulative return of our common stock or that there is otherwise a reasonably identifiable peer group for purposes of such performance graphs as we ceased to be a business development company subject to the Investment Company Act of 1940 at the beginning of 2023.

Description of Performance and Compensation Relationships

The following graph compares the return on our Common Stock with the Russell 2000 and the S&P Small Cap 600 for the period from December 31, 2019 through December 31, 2024. On June 26, 2023, following the Company's January 6, 2023 conversion to a financial holding company, the Company joined the broad-market Russell 3000 Index and the small-cap Russell 2000® Index following the conclusion of the Russell indexes annual reconstitution for 2023. The graph assumes that, on January 1, 2020, a person invested $100 in each of our Common Stock, Russell 2000 and S&P Small Cap 600. The graph measures total shareholder return, which takes into account both changes in stock price and dividends. It assumes that dividends paid are invested in like securities.

Performance and Compensation Relationships
Net Income ($ in millions) and Stock Performance
Compensation Actually Paid ($ in millions) and EPS ($)
400
300
200
100
0
5
4
3
2
1
0
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
Non-PEO Named Executives Compensation Actually Paid
CEO Compensation Actually Paid
NEWT Net Income
NEWT Basic EPS
NEWT Stock Performance
Russell 2000 Stock Performance
S&P Small Cap 600 Stock Performance

Unranked Tabular List of the Company’s Most Important Financial Performance Measures

The following is an unranked list of the most important financial performance measures used by the Company to evaluate compensation actually paid to the NEOs, for the year ended December 31, 2024, to Company performance:

-    growth in profitability and earnings per share;
-    growth in net assets;
-    cash dividends paid to our shareholders; and
-    growth in loans originated and growth in deposits at Newtek Bank.

Conclusion
The Nominating Committee believes that attracting and retaining talented and motivated management and employees is essential to creating long-term shareholder value. The Nominating Committee seeks to attract and retain management and employees by offering a competitive, performance-based compensation program which the Nominating Committee believes aligns the interests of the executive officers and other key employees with those of our Shareholders. We believe that the Company’s 2024 compensation program met those objectives.
Compensation Risk Assessment
Our Nominating Committee aims to establish Company-wide compensation policies and practices that reward contributions to long-term shareholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Nominating Committee conducted an assessment of our compensation arrangements, including those for our NEOs. The assessment process included, among other things, a review of our (1) compensation philosophy, (2) compensation mix and (3) cash and equity-based incentive plans.
In its review, among other factors, the Nominating Committee considered the following:
•    Our business model and our cash incentive bonus plan encourage our employees to focus on creating a stable, predictable stream of income over multiple years, rather than focusing on current year revenue at the expense of succeeding years.
•    The distribution of compensation among our core compensation elements has effectively balanced short-term performance and long-term performance.
•    Our cash and equity-based incentive awards in conjunction with management efforts focus on both near-term and long-term goals.
•    Our cash and equity-based incentive awards discourage executives from taking risky actions to meet a single target with an all or nothing result of compensation or no compensation.
Our executives are encouraged to hold a meaningful number of Common Shares. Based upon this assessment, our Nominating Committee believes that our Company-wide compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us
2024 Advisory Vote on Executive Compensation; Continuing Shareholder Engagement
At our 2024 annual meeting of shareholders, our advisory vote on say-on-pay received strong support from our shareholders (approximately 96% of votes cast).
The Nominating Committee views as important the continuing dialogue with our shareholders on compensation and other governance matters. The results of the Company’s 2024 advisory vote on say-on-pay represent positive support for the NEOs’ compensation, but we continue to review our compensation program such that it recognizes the business environment in which the Company operates, control costs, is transparent, and enables employees to make informed decisions. We anticipate continuing our shareholder engagement efforts in advance of our future annual meetings.
Compensation, Corporate Governance and Nominating Committee Interlocks and Insider Participation
The members of the Nominating Committee during the fiscal year ended December 31, 2024 were Salvatore Mulia (who retired from the Board in April 2025), Gregory Zink , Fernando Perez-Hickman, Craig Brunet and Richard Salute. All members of the Nominating Committee are independent directors, and none of them are or at any time have been paid officers of ours or any of our subsidiaries, except for director Zink who was previously employed by us an executive vice president from 2000-2005. No member of the Nominating Committee: (i) has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on our Board of Directors.

2024 Compensation, Corporation Governance and Nominating Committee Report
The Compensation, Corporate Governance and Nominating Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis for fiscal 2024 required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation, Corporate Governance and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Dated: April 24, 2025
Gregory Zink, Chairman
Richard Salute
Fernando Perez-Hickman
Craig Brunet

2024 Summary Compensation Table
The following tables set forth the aggregate compensation earned by our NEOs during 2024 and the two previous years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Barry Sloane,	2024	700,000	—		146,000	(2)	—	—	—	—	846,000
Chief Executive Officer	2023	700,000	—		—		—	—	—	—	700,000
	2022	700,000	1,000,000	(3)	2,000,000	(2)	—	—	—	—	3,700,000

M. Scott Price, (4)	2024	433,000	133,333	(5)	77,000	(6)	—	—	—	—	643,000
Chief Financial Officer, Newtek Bank (formerly Chief Financial Officer of the Company)	2023	426,400	—		300,000	(6)	—	—	—	—	726,400
	2022	—	—		—		—	—	—	—	0

Peter Downs, (13)	2024	700,000	—		255,000	(7)	—	—	—	—	955,000
President, Newtek Bank (formerly Chief Lending Officer)	2023	625,000	250,000	(3)	—		—	—	—	—	875,000
	2022	550,000	250,000	(3)	375,000	(7)	—	—	—	—	1,175,000

Michael Schwartz,	2024	500,000	150,000	(3)	268,000	(8)	—	—	—	—	918,000
Chief Legal Officer	2023	450,000	250,000	(3)	—		—	—	—	—	700,000
	2022	400,000	200,000	(3)	300,000	(8)	—	—	—	—	900,000

Nicolas Young, (9)	2024	700,000	100,000	(3)	205,000	(10)	—	—	—	—	1,005,000
Former President, Newtek Bank	2023	650,000	100,000	(3)	—		—	—	—	—	750,000
	2022	500,000	25,000	(3)	200,000	(10)	—	—	—	—	725,000

Frank DeMaria, (11)	2024	360,000	100,000	(3)	301,000	(12)	—	—	—	—	761,000
Chief Financial Officer (formerly Chief Accounting Officer)	2023	300,000	—		99,000	(12)	—	—	—	—	399,000
	2022	—	—		—		—	—	—	—	—
____________
(1)    The value reported for in this column is the aggregate grant date fair value of stock awards granted to the NEOs, determined in accordance with FASB ASC Topic 718, using the valuation methodology for equity awards set forth in Note 15 - Stock-Based Compensation included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)    Received a grant of 11,532 Restricted Stock Awards in October 2024, vesting on October 15, 2025; Received 61,652 Restricted Stock Awards in December 2022, vesting on January 15, 2026; and 47,081 Restricted Stock Awards in August 2022, vesting on August 15, 2025.
(3)    Discretionary cash bonus, paid in the period disclosed.
(4)    Mr. Price was appointed our Chief Financial Officer in May 2023; and as of April 22, 2025, is the Chief Financial Officer of Newtek Bank.
(5)     Cash bonus pursuant to terms of employment agreement.
(6)    Received a grant of 1,989 Restricted Stock Awards in July 2024, vesting on July 15, 2025; 4,119 Restricted Stock Award in October 2024, vesting on October 15, 2025; and 18,645 Restricted Stock Awards in July 2023, vesting on July 15, 2026;
(7)     Received a grant of 9,944 Restricted Stock Awards in July 2024, vesting on July 15, 2025; 11,326 Restricted Stock Awards in October 2024, vesting on October 15, 2025; and 17,655 Restricted Stock Awards in August 2022, vesting on August 15, 2025.

(8)    Received a grant of 9,944 Restricted Stock Awards in July 2024, vesting on July 15, 2025; 11,326 Restricted Stock Awards in October 2024, vesting on October 15, 2025; and 14,124 Restricted Stock Awards in August 2022, vesting on August 15, 2025.
(9)    Mr. Young resigned as Newtek Bank’s President effective April 22, 2025.
(10)    Received a grant of 7,955 Restricted Stock Awards in July 2024, vesting on July 15, 2025; 8,237 Restricted Stock Awards in October 2024, vesting on October 15, 2025; and 9,416 Restricted Stock Awards in August 2022, vesting on August 15, 2025.
(11)    Mr. DeMaria was appointed Chief Accounting Officer in March 2024; and as of April 22, 2025, has been named Chief Financial Officer.
(12)    Received a grant of 19,889 Restricted Stock Awards in July 2024, vesting on July 15, 2027; 4,119 Restricted Stock Awards in October 2024, vesting on October 15, 2025; and 6,215 Restricted Stock Awards in July 2023, vesting on July 2026.
(13)    Mr. Downs was appointed President of Newtek Bank, effective April 22, 2025.

2024 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying options (#)	Exercise or Base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Thresh-old ($)	Target ($)	Maxi-mum ($)	Thresh-old (#)	Target (#)	Maxi-mum (#)
Barry Sloane(2)	10/4/2024	—	—	—	—	—	—	11,532	—	—	$146,000
Peter Downs(3)	7/1/2024	—	—	—	—	—	—	9,944	—	—	$124,000
	10/4/2024	—	—	—	—	—	—	10,297	—	—	$131,000
Michael Schwartz(4)	7/1/2024	—	—	—	—	—	—	9,944	—	—	$124,000
	10/4/2024	—	—	—	—	—	—	11,326	—	—	$144,000
M. Scott Price(5)	7/1/2024	—	—	—	—	—	—	1,989	—	—	$25,000
	10/4/2024	—	—	—	—	—	—	4,119	—	—	$52,000
Nicolas Young(6)	7/1/2024	—	—	—	—	—	—	7,955	—	—	$100,000
	10/4/2024	—	—	—	—	—	—	8,237	—	—	$105,000
Frank DeMaria(7)	7/1/2024	—	—	—	—	—	—	19,889	—	—	$249,000
	10/4/2024	—	—	—	—	—	—	4,119	—	—	$52,000
____________

(1)    The value reported in this column is the aggregate grant date fair value of stock awards granted to the NEOs in 2024, determined in accordance with FASB ASC Topic 718.
(2)    Received a grant of 11,532 Restricted Stock Awards granted to Mr. Sloane in October 2024, plus accrued dividends, vesting on October 15, 2025.
(3)    Received a grant of 9,944 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2025; and 10,297 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(4)    Received a grant of 9,944 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2025; and 11,326 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(5)    Received a grant of 1,989 Restricted Stock Awards granted in 7/1/2024, plus accrued dividends, vesting on July 15, 2025; and 4,119 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(6)    Received a grant of 7,955 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2025; and 8,237 Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
(7)    Received a grant of 19,889 Restricted Stock Awards granted in July 2024, plus accrued dividends, vesting on July 15, 2027; and 4,119, Restricted Stock Awards granted in October 2024, plus accrued dividends, vesting on October 15, 2025.
Outstanding Equity Awards at 2024 Year End
There were 829,567 outstanding equity awards as of December 31, 2024, including dividends paid on the outstanding equity awards in the form of additional Restricted Stock Awards, of which 311,960 were held by our NEOs.
There were no outstanding option awards as of December 31, 2024.

The following table sets forth information regarding outstanding awards of Restricted Stock Awards held by our 2024 NEOs as of December 31, 2024:

Name	Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Number of Unearned Shares, Units or Other Rights that have not Vested ($)(7)
Barry Sloane(1)	140,325	$1,791,950	140,325	$1,791,950
M. Scott Price(2)	27,423	$350,192	27,423	$350,192
Peter Downs(3)	43,139	$550,885	43,139	$550,885
Michael A Schwartz(4)	39,846	$508,833	39,846	$508,833
Nicolas Young(5)	28,722	$366,780	28,722	$366,780
Frank DeMaria(6)	32,504	$415,076	32,504	$415,076
____________
(1)    Mr. Sloane received Restricted Stock Awards of: 47,081 Common Shares in August 2022, plus accrued dividends, vesting on August 15, 2025; 61,652 Common Shares in December 2022, plus accrued dividends, vesting on January 15, 2026; and 11,532 Common Shares in October 2024, plus accrued dividends, vesting on October 15, 2025.
(2)    Mr. Price received Restricted Stock Awards of: 18,645 Common Shares in July 2023, plus accrued dividends, vesting on July 15, 2026; 1,989 Common Shares in July 2024, plus accrued dividends, vesting on July 15, 2025; and 4,119 Common Shares in October 2024, plus accrued dividends, vesting on October 15, 2025.
(3)    Mr. Downs received Restricted Stock Awards of: 17,655 Common Shares in August 2022, plus accrued dividends, vesting on August 15, 2025; 9,944 Common Shares in July 2024 plus accrued dividends, vesting on July 15, 2025; and 10,297 Common Shares in October 2024, plus accrued dividends, vesting on October 15, 2025.
(4)    Mr. Schwartz received Restricted Stock Awards of: 14,124 Common Shares in August 2022, plus accrued dividends, vesting on August 15, 2025; 9,944 Common Shares in July 2024, plus accrued dividends, vesting on July 15, 2025; and 11,326 Common Shares in October 2024, plus accrued dividends, vesting on October 15, 2025.
(5)    Mr. Young received Restricted Stock Awards of: 9,416 Common Shares in August 2022, plus accrued dividends, vesting on August 15, 2025; 7,955 Common Shares in July 2024, plus accrued dividends, vesting on July 15, 2025; and 8,237 Common Shares in October 2024, plus accrued dividends, vesting on October 15, 2025.
(6)    Mr. DeMaria received Restricted Stock Awards of: 6,215 Common Shares in July 2023, plus accrued dividends, vesting on July 15, 2026; 19,889 Common Shares in July 2024, plus accrued dividends, vesting on July 15, 2027; and 4,119, Common Shares in October 2024, plus accrued dividends, vesting on October 15, 2025
(7)    Based on the closing price of our Common Shares of $12.77 on December 31, 2024.
2024 Options Exercised and Stock Vested
No options were exercised in 2024. The number of Restricted Stock Awards held by the NEOs that vested in the fiscal year ended December 31, 2024 are set forth in the table below.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(6)
Barry Sloane(1)	—	—	37,561	$441,717
M. Scott Price	—	—	—	$—
Peter Downs(2)	—	—	5,217	$61,352
Michael A. Schwartz(3)	—	—	3,130	$36,809
Nicolas Young(4)	—	—	7,696	$100,510
Frank DeMaria	—	—	—	$—
____________

(1)     Mr. Sloane received a Restricted Stock Award of 83,218 Common Shares in February 2021, with one-third of the award vested on each of February 15, 2022, February 15, 2023 and February 15, 2024; includes dividends paid on the Restricted Stock Awards in the form of additional Restricted Stock Awards,
(2)     Mr. Downs received a Restricted Stock Award of 11,557 Common Shares in February 2021, with one-third of the award vested on each of February 15, 2022, February 15, 2023 and February 15, 2024; includes dividends paid on the Restricted Stock Awards in the form of additional Restricted Stock Awards.
(3)    Mr. Schwartz received a Restricted Stock Award of 6,935 Common Shares in February 2021, with one-third of the award vested on each of February 15, 2022, February 15, 2023 and February 15, 2024, and 3,083 Common Shares in March 2021, with one-third of the award vested on each of March 15, 2022, March 15, 2023 and March 15, 2024; includes dividends paid on the Restricted Stock Awards in the form of additional Restricted Stock Awards.
(4)    Mr. Young received a Restricted Stock award of 17,197 Common Shares in August 2021, with one-third of the award vested on each of August 2, 2022 and August 2, 2023 and one-third vesting on August 2, 2024; includes dividends paid on the Restricted Stock Awards in the form of additional Restricted Stock Awards.
(5)     Based on the closing price of our Common Shares of $11.76 and $13.06 on February 15, 2024 and August 2, 2024, respectively.
Employment Agreements
The Company entered into separate employment agreements with the following NEOs during 2024 (each, a “2024 Employment Agreement” and collectively, the “2024 Employment Agreements”):
•    Barry Sloane, as Chairman, Chief Executive Officer and President;
•    Peter Downs, as Chief Lending Officer and President of Newtek Small Business Finance, LLC;
•    Michael Schwartz, as Chief Legal Officer and Corporate Secretary;
•    M. Scott Price, as Chief Financial Officer;
•    Frank DeMaria, as Chief Accounting Officer; and
•    Nicolas Young, as President and Chief Operating Officer, Newtek Bank.
Generally, under the 2024 Employment Agreements, Messrs. Sloane, DeMaria, Downs, Schwartz, Price, and Young were entitled to a set base compensation, cash bonuses pursuant to the Company’s Annual Cash Bonus Plan or by the action of the Board of Directors, and incentive compensation at the discretion of the Nominating Committee. In addition, Messrs. Sloane, DeMaria, Downs, Schwartz, Price and Young were entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and paid time off available to all employees of the Company. The 2024 Employment Agreements also provided for severance payments in the case of termination without just cause, as defined therein, or of resignation with good reason, as defined therein, and, in the cases of Messrs. Sloane, Downs, Schwartz and Young, payment if their 2024 Employment Agreements were not renewed for other than just cause, as described in greater detail below. Under the 2024 Employment Agreements, during the term of their employment, Messrs. Sloane, DeMaria, Downs, Schwartz, Price and Young agreed to devote substantially all of their business time to the Company and to not engage in any business or activity contrary to the business or affairs of the Company. The Company agreed to indemnify Messrs. Sloane, DeMaria, Downs, Schwartz, Price and Young for any and all loss, expenses, or liability that he may incur as a result of their services for the Company to the extent permitted by the Company’s Bylaws.
Mr. Sloane’s 2024 Employment Agreement provided for:
•    a twelve-month term through March 31, 2025 at an annual base salary of $700,000;
•    at least one annual salary review by the Board of Directors;
•    participation in any discretionary bonus plan established for senior executives; and
•    retirement and medical plans, customary fringe benefits, paid time off and sick leave.

On January 1, 2025, the Company and Mr. Sloane entered into an amendment to Mr. Sloane’s 2024 Employment Agreement, pursuant to which Mr. Sloane’s annual base compensation was increased to $1.0 million and the term of the 2024 Employment Agreement was extended through March 31, 2026. The other terms and conditions of Mr. Sloane’s 2024 Employment Agreement remain unchanged.

Mr. Downs’ 2024 Employment Agreement provided for:
•    a twelve-month term through March 31, 2025 at an annual base salary of $700,000;
•    at least one annual salary review by the Board of Directors;
•    participation in any discretionary bonus plan established for senior executives; and
•    retirement and medical plans, customary fringe benefits, paid time off and sick leave.
Mr. Downs has entered into a new employment agreement with Newtek Bank, effective as of April 22, 2025, pursuant to which he will serve as the President of Newtek Bank, for a term through March 31, 2026, at an annual base salary of $750,000.
Mr. Schwartz’s 2024 Employment Agreement provided for:
•    a twelve-month term through March 31, 2025 at an annual base salary of $500,000;
•    at least one annual salary review by the Board of Directors;
•    participation in any discretionary bonus plan established for senior executives; and
•    retirement and medical plans, customary fringe benefits, paid time off and sick leave.

Mr. Schwartz’ 2024 Employment Agreement was renewed as of April 22, 2025, for a term through March 31, 2026, at an annual base salary of $625,000.
Mr. Young’s 2024 Employment Agreement with Newtek Bank provided for:
•    a term through March 31, 2025 at an annual base salary of $700,000;
•    at least one annual salary review by the Board of Directors;
•    participation in any discretionary bonus plan established for senior executives; and
•     retirement and medical plans, customary fringe benefits, paid time off and sick leave.
Mr. Price’s 2024 Employment Agreement provided for:
•    a term through May 15, 2025, at an annual base salary of $433,000;
•    at least one annual salary review by the Board of Directors;
•    participation in any discretionary bonus plan established for senior executives; and
•     retirement and medical plans, customary fringe benefits, paid time off and sick leave.
Mr. DeMaria’s 2024 Employment Agreement provided for:
•    a term through March 28, 2025, at an annual base salary of $335,000;
•    at least one annual salary review by the Board of Directors;
•    participation in any discretionary bonus plan established for senior executives; and
•     retirement and medical plans, customary fringe benefits, paid time off and sick leave.

Mr. DeMaria entered into an employment agreement as of April 22, 2025, to serve as the Company’s Chief Financial Officer, for a term through March 31, 2026, at an annual base salary of $433,000.
Each 2024 Employment Agreement contained a non-competition provision that required Messrs. Sloane, DeMaria, Schwartz, Young, Price and Downs to devote substantially their full business time and efforts to the performance of their duties under their 2024 Employment Agreements. Messrs. Sloane, DeMaria, Schwartz, Young, Price and Downs are not prohibited, however, from serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the Board of Directors, will not present conflicts of interest with the Company, or investing in any business dissimilar from the Company’s or, solely as a passive or minority investor, in any business.

Aside from the aforementioned modifications, the other terms and provisions of Messrs. Sloane’s, DeMaria’s, Downs’ and Schwartz’ 2024 Employment Agreements remained substantially the same.

Mr. Young resigned as President and Chief Operating Officer of Newtek Bank effective April 22, 2025 and is no longer an executive officer, and, as of April 22, 2025, Mr. Price is serving as the Chief Financial Officer of Newtek Bank and is not an executive officer.
Payments upon Change of Control, Non-renewal or Termination
Mr. Sloane’s 2024 Employment Agreement provided for a payment in the event of non-renewal of his employment in an amount equal to one (1.0) times the sum of his annual base compensation in effect at the time of termination plus any cash bonus paid with respect to the preceding fiscal year, or in the case of a change of control or termination other than for just cause, an amount equal to two (2) times the sum of the his annual base salary in effect at the time of termination, plus the amount of any cash bonus paid with respect to the immediately preceding fiscal year. In addition, in the case of termination other than for just cause, all outstanding and unvested equity awards were to be accelerated in full.
Messrs. Downs’ and Schwartz’ 2024 Employment Agreements provided for a payment in the case of: (i) termination other than for just cause, equal to one (1.0) times the sum of their current annual base compensation plus any cash bonuses paid with respect to the immediately preceding fiscal year; and (ii) non-renewal of their employment agreements, amounts equal to 50% of the sum of their respective current annual base compensation plus any cash bonus paid with respect to the immediately preceding fiscal year. In addition, Messrs. Downs and Schwartz entered into change in control agreements with the Company, which provide for severance payments, equal to 1.15 times their respective annual base compensation in effect at the time of termination plus any cash bonus paid with respect to the immediately preceding fiscal year. In addition, in the case of termination other than for cause, non-renewal or change in control, all outstanding and unvested equity awards were to be accelerated in full. In addition, in the case of termination other than for cause, non-renewal or change in control, all outstanding and unvested equity awards were to be accelerated in full.

Messrs. Price and DeMaria have entered into change in control agreements with the Company, which provided for severance payments, equal to 1.15 times their respective annual base compensation in effect at the time of termination. In addition, in the case of termination other than for cause, non-renewal or change in control, their 2024 Employment Agreements provide that all outstanding and unvested equity awards were to be accelerated in full. In addition, Messrs. Prices’ and DeMaria’s 2024 Employment Agreements provided for a payment in the case of termination other than for just cause, equal to 1.0 and .50, respectively, times their current annual base compensation in effect at the time of termination.

Messrs. Young’s 2024 Employment Agreement provided for a payment in the case of termination other than for just cause or a change in control, equal to one (1.0) times his annual base compensation. In addition, in the case of Mr. Young’s termination other than for cause, 50% of all outstanding and unvested equity awards were to be accelerated. In addition, in the event of non-renewal of his 2024 Employment Agreement, Mr. Young would be entitled to an amount equal to 100% of his annual base compensation plus 50% of all outstanding and unvested equity awards were to be accelerated.
Under each of the 2024 Employment Agreements, the Company could terminate Messrs. Sloane’s, DeMaria’s, Schwartz’, Young’s, Price’s or Downs’ employment for “just cause” as defined in the respective 2024 Employment Agreement, and upon the termination, no severance benefits are available. If Messrs. Sloane, DeMaria, Schwartz, Young, Price or Downs voluntarily terminated his 2024 Employment Agreement for “good reason” as defined in their 2024 Employment Agreements, the executive would have been entitled to the same payment as in the case of termination other than for cause. If the executive’s employment terminated during the term of the agreement due to death or disability, the executive would receive his compensation and executive benefits up to the date of executive’s last day of employment, and all outstanding and unvested equity awards were to be accelerated in full. The executive is able to terminate voluntarily his agreement by providing prior written notice to the Board of Directors, in which case the executive is entitled to receive only his compensation, vested rights and benefits up to the date of termination.
Post Termination Payments
The table below reflects the amount of compensation that would have been payable to the 2024 NEOs under the 2024 Employment Agreements if the hypothetical termination of employment events described above had occurred on December 31, 2024, given their compensation and service levels as of such date. All payments are payable by the Company in a lump sum unless otherwise noted.
These benefits are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan, disability benefits, and accrued vacation pay. In addition, in connection with any termination of Mr. Sloane’s employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Nominating Committee deems appropriate. Therefore, the actual amounts that would be paid upon Mr. Sloane’s termination of employment can be determined only at the time of his separation from the Company.

	Post Termination Payments
Name	Change in Control	Non-Renewal	Termination without cause
Barry Sloane(3)	$3,191,950	$2,491,950	$3,191,950
M. Scott Price(1)	$497,950	$—	$433,000
Peter Downs(1)(2)	$805,000	$350,000	$700,000
Michael Schwartz(1)(2)	$747,500	$325,000	$650,000
Nicolas Young	$883,390	$883,390	$833,390
Frank DeMaria(1)	$414,000	$—	$180,000
(1) In the event of termination without cause, NEO would receive the termination without cause payment in equal installments over a twelve (12) month period following termination of employment.
(2) In the event of the non-renewal of NEO’s employment agreement, NEO would receive the non-renewal payment in equal installments over the six (6) month period following the non-renewal of the employment agreement.
(3) In the event of the termination without cause or non-renewal, NEO would receive the first $500,000 of the payment in a lump sum within thirty (30) days after termination, with the remaining amount of the payment paid in equal installments over a six (6) month period following non-renewal or termination.

Nonqualified Deferred Compensation
The Company did not have any nonqualified deferred compensation in the year ended December 31, 2024.
Pension Benefits
The Company had no obligation under pension benefit plans to the NEOs as of December 31, 2024.

Tax and Accounting Implications
Accounting for Stock-Based Compensation
Beginning on January 1, 2006, the Company began accounting for stock-based payments under its three incentive stock plans in accordance with the requirements of FASB ASC Topic 718.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024.

	Number of Securities to Be Issued Upon Exercise of Outstanding Stock Awards, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan Category
Equity Compensation Plans Approved by Security Holders	898,089 shares (1)	─	2,409,467 shares (2)
Equity Compensation Plans Not Approved by Security Holders	─	─	─
____________
(1)     Represents 594,500 Restricted Stock Awards granted under the 2023 Stock Plan and 303,589 Restricted Stock Awards granted under the 2015 Stock Plan.
(2)     Represents 2,917,523 Common Shares available for issuance pursuant to the 2023 Stock Plan. No securities remain available for future issuance under the 2015 Stock Plan and 2014 Plan as the Nominating Committee terminated these Stock Plans on April 26, 2023.

THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO ELECT EACH OF THE DIRECTORS OF THE COMPANY AS DESCRIBED ABOVE IS IN THE BEST INTEREST OF OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTORS INCLUDED IN SUCH PROPOSAL

PROPOSAL II — RATIFICATION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors, and our independent directors, have reappointed RSM as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2025, and the Audit Committee has asked that this selection be ratified by our shareholders.
During the two most recent fiscal years, neither us nor any person on our behalf has consulted with RSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act. RSM has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our affiliates.
Representatives of RSM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Required Vote
The ratification of the selection of RSM as our independent accountants for the fiscal year ending December 31, 2025, will require the affirmative vote of the holders of a majority of the outstanding Common Shares voted at the Annual Meeting, in person or represented by proxy. In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes will be voted as instructed by the broker. In the event this Proposal is not approved, the Audit Committee will take such fact into account in selecting the Company’s independent accountants for the year ending December 31, 2025, but the Audit Committee is not bound by the outcome of the vote.
THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE INDEPENDENT AUDITORS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” SUCH PROPOSAL.

PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit Fees and Services
Fees for professional services rendered to the Company by RSM during the fiscal year ended December 31, 2024 were as follows (in thousands):

Audit fees	$2,560
Audit related fees	456
Tax fees	398
All other fees	126
Total fees	$3,540
Fees for professional services rendered to the Company by RSM during the fiscal year ended December 31, 2023 were as follows (in thousands):

Audit fees	$3,188
Audit related fees	33
Tax fees	386
All other fees	203
Total fees	$3,810

Audit Fees:    The audit fees for the fiscal years ended December 31, 2024 and 2023 were for professional services rendered in connection with the audits of the Company’s annual financial statements, assistance with review of documents filed with the SEC, and other audit services required to be performed by our independent registered public accounting firm.
Audit-Related Fees:    All other fees billed to the Company by RSM during the fiscal years ended December 31, 2024 and 2023 for non-audit services and assurance and related services for attestations not required by law.
Tax Fees:    Tax fees were for professional services rendered in connection with tax compliance, tax advice, and tax planning.
All Other Fees:    Non-audit related services billed by RSM were primarily related to consents and other SEC filings.
In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related services provided by, RSM were pre-approved by the Audit Committee after consulting with the Company’s Chief Accounting Officer.
REPORT OF THE AUDIT COMMITTEE
The Board of Directors, through its Audit Committee, and in accordance with its written Charter, reviews the audit function, internal controls and financial statements of the Company. The Committee consists solely of directors who are not Company employees and are considered “independent” under applicable rules of the SEC and Nasdaq. In 2024, the Audit Committee convened 4 times to discuss with management and the independent auditors their respective accounting, auditing and financial reporting responsibilities with respect to the fiscal years 2024 and 2023. In addition, during 2024, the Audit Committee convened with management and the independent auditors to discuss the Company’s internal controls over financial reporting.
In connection with the December 31, 2024 financial statements of the Company, the Audit Committee reviewed and discussed the audited and interim unaudited financial statements with management, and received and discussed with the auditors the matters required by Auditing Standard No. 1301 of the Public Company Accounting Oversight Board’s (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence. In discharging these oversight responsibilities as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditor and the Company that might bear on the auditors’ independence and discussed with the auditors any relationships that may impact their objectivity and independence. Based upon these procedures and discussions with Company management, the Audit Committee considered whether it was necessary to exclude RSM from performing any work for the Company separate and apart from auditing the Company’s financial statements. After a thorough analysis, the Audit Committee concluded that at this time there was no conflict that would jeopardize auditor independence and that it is satisfied as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.
The Audit Committee, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2024, with management and the independent auditors. Based upon these reviews and the resulting discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Dated: April 24, 2025
Respectfully submitted,
Richard Salute, Chairman
Fernando Perez-Hickman
Gregory Zink

PROPOSAL III — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pursuant to the SEC rules adopted under the Dodd-Frank Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. Although the vote is advisory and is not binding on the Board of Directors, the Company or the Nominating Committee, the Nominating Committee will take into account the outcome of the vote when considering future executive compensation decisions.
This proposal, commonly referred to as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation of our named executive officers and the executive compensation philosophy, policies and programs described in this Proxy Statement. We ask that you support the compensation of our named executive officers as disclosed under the heading “Executive Compensation”, including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narrative disclosure.
At our 2024 Annual Meeting, we provided our shareholders with the opportunity to cast an advisory vote on say-on-pay with respect to the NEO compensation disclosed in our proxy statement. Approximately ninety-six percent of the votes cast by our shareholders were in favor of our advisory vote on say-on-pay at the 2024 Annual Meeting.
As described in the Compensation Discussion and Analysis section of this Proxy Statement, we seek to provide a compensation package that attracts and retains executive talent and to motivate them to achieve, and reward them for achieving, superior performance. We believe that our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our shareholders.
You are encouraged to read the detailed information under “Executive Compensation” of this Proxy Statement for additional details about our executive compensation programs.
The Board of Directors strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders of NewtekOne, Inc. hereby approve on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K to the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION RELATED TO THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a shareholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such shareholder’s intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 13, 2025
The Proxy Statement and Annual Report for the year ended December 31, 2024, are available on the internet at http://www.proxyvote.com.

ADDITIONAL INFORMATION
We file annual, quarterly and current reports, Proxy Statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to NewtekOne, Inc., 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, Attention: Corporate Secretary, and can also be accessed through our website at www.newtekone.com.
Mailings for multiple shareholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (prospectuses, proxy statements, etc.) or other communications for all shareholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to NewtekOne, Inc., 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, Attention: Chief Legal Officer or call (212) 356-9500. Promptly upon receipt by us of such a request from a shareholder, separate proxy materials will be delivered to the requesting shareholder. Shareholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers or the Company (if you hold registered shares).
CONFIDENTIALITY OF PROXIES
The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, to assert or defend legal claims, in a contested proxy solicitation or in the event that a shareholder makes a written comment on a Proxy Card or an attachment to it.
COSTS OF PROXY SOLICITATIONS; SHAREHOLDER COMMUNICATIONS
The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by email without additional compensation.
Shareholders may send written communications to the Board of Directors to the attention of the Board of Directors, c/o NewtekOne, Inc. 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431. Shareholder communications must be signed by the shareholder and identify the number of Common Shares held by the shareholder. Each properly submitted shareholder communication will be provided to the Board of Directors at its next meeting or, if such communication requires more immediate attention, it will be forwarded to the Directors promptly after receipt.
SHAREHOLDER PROPOSALS
The Company expects that the 2026 annual meeting of shareholders will be held on or about June 15, 2026, but the exact date, time, and location of such meeting may change. A shareholder who intends to present a proposal at the 2026 annual meeting of shareholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Corporate Secretary of the Company at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431. The Company must receive the proposal no later than December 25, 2025, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.
Shareholder proposals or director nominations to be presented at the 2026 annual meeting of shareholders, other than shareholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the shareholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for shareholder action. Our bylaws require that to be timely, a shareholder’s notice shall set forth all information required and shall be delivered to the secretary at the principal executive office of the Company at the above address not earlier than the 150th day prior to the first anniversary of the date of this proxy statement nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of this proxy statement. As a result, for the Company’s 2026 annual meeting of shareholders, a shareholder’s notice pursuant to these provisions of our bylaws must be received no earlier than November 25, 2025 and no later than 5:00 p.m., Eastern Time, on December 25, 2025; provided, however, that in the event that the date of the 2026 annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of this Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2026 annual meeting of shareholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2026 annual meeting of shareholders, as originally convened, or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2026.
************************

By order of the Board of Directors,
/s/ Michael A. Schwartz
Michael A. Schwartz, Corporate Secretary

NewtekOne

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74590-P32008-Z90226

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWTEKONE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Gregory L. Zink
02) Fernando Perez-Hickman
03) Halli Razon-Feingold

The Board of Directors recommends you vote FOR the following proposals:

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V74591-P32008-Z90226

NEWTEKONE, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 13, 2025 AT 9:00 A.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of NEWTEKONE, INC. (the "Company") hereby appoints Barry Sloane and Michael A. Schwartz, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all Common Shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at 1111 Brickell Avenue, Suite 135, Miami, FL 33131 on Friday, June 13, 2025 at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side